UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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FLOTEK INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

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FLOTEK INDUSTRIES, INC.

2930 W. Sam Houston Pkwy N., Suite 300

Houston, Texas 77043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2012

To the Stockholders of Flotek Industries, Inc.:

At the direction of the Board of Directors of Flotek Industries, Inc. (the “Company”), a Delaware corporation, NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of the Company will be held at the Flotek Corporate Office, 2930 W. Sam Houston Pkwy. N., Suite 300, Houston, Texas 77043, on Friday, May 18, 2012, at 2:00 p.m. (local time), for the purpose of considering and voting upon the following matters:

1.

The election of six directors to serve until the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier resignation or removal.

2.	The approval of the Flotek Industries, Inc. 2012 Employee Stock Purchase Plan.

3.	The ratification of the selection of the independent registered public accounting firm for the year ending December 31, 2012.

4.	Any other business which may be properly brought before the meeting or any adjournment thereof.

By order of the Board of Directors

Casey Doherty
Corporate Secretary

April 23, 2012

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

i

FLOTEK INDUSTRIES, INC.

2930 W. Sam Houston Pkwy N., Suite 300

Houston, Texas 77043

PROXY STATEMENT

This Proxy Statement and the accompanying form of proxy are being sent to the stockholders of Flotek Industries, Inc. (the “Company”), a Delaware corporation, in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies to be voted at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 2:00 p.m. (local time) on Friday, May 18, 2012, at the corporate offices of the Company at 2930 W. Sam Houston Pkwy. N., Suite 300, Houston, Texas 77043 and at any adjournments thereof.

The Notice of Meeting, this Proxy Statement and the accompanying form of proxy are first being mailed to the stockholders on or about April 23, 2012. The 2011 Annual Report of the Company has been furnished to the stockholders with this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 18, 2012. The proxy statement and annual report to security holders are available at www.flotekind.com/proxymaterials.

You may obtain directions to attend the Meeting and vote in person by contacting our investor relations department at (713) 849-9911.

At the Meeting, stockholders will be asked (i) to consider and vote upon the election of six nominees to serve on the Board; (ii) to consider and vote upon the approval of the 2012 Employee Stock Purchase Plan (the “2012 ESPP”); (iii) to consider and vote upon the ratification of the selection of the independent registered accounting firm; and (iv) to consider and take action upon such other matters as may properly come before the Meeting.

VOTING SECURITIES

The Board has fixed the close of business on March 30, 2012, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were outstanding and entitled to vote 51,431,401 shares of common stock, $0.0001 par value per share (“Common Stock”) of the Company, which is the Company’s only authorized and outstanding class of stock entitled to vote at the Meeting.

Holders of at least one-third of the outstanding shares of Common Stock are required to be represented at the Meeting, in person or by proxy, to constitute a quorum. Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the Meeting for the purposes of determining a quorum. “Broker non-votes” means shares held of record by a broker that are not voted on a matter because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion.

Each outstanding share of Common Stock as of the record date is entitled to one vote. There will be no cumulative voting of shares for any matter voted upon at the Meeting.

Proposal 1 – Directors are elected by a plurality of the votes cast at the Meeting, and the six nominees who receive the most votes will be elected. Please note that the New York Stock Exchange (“NYSE”) rules that guide how brokers vote your stock have changed. Your brokerage firm or other nominee may no longer vote your shares with respect to Proposal 1 without specific instructions from you as to how to vote with respect to the election of each of the six nominees for director, because the election of directors is no longer considered a “routine” matter under the NYSE rules. Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of the election of directors.

Proposal 2 – To approve the 2012 ESPP, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Meeting and entitled to vote on the matter will be required to adopt the proposal. Abstentions will, therefore, have the same effect as negative votes. Broker non-votes will have no effect for the purpose of determining whether the proposal has been approved.

Proposal 3 – To be approved, this proposal regarding ratification of the selection of our independent registered accounting firm must receive an affirmative vote of a majority of the total votes cast with respect to this proposal at the Meeting. This means that the votes that our stockholders cast “FOR” this proposal must exceed the votes that our stockholders cast “AGAINST” this proposal at the Meeting. However, your vote will not be binding on the Board or the Company. Proposal 3 is considered a “routine” matter under the NYSE rules and, therefore, brokerage firms and nominees that are members of the NYSE have the authority under those rules to vote their customers’ unvoted shares on Proposal 3 if their customers have not furnished voting instructions within a specified period of time prior to the Meeting.

Accordingly, broker non-votes represented by submitted proxies will be taken into account in determining the outcome of this proposal; abstentions will be counted as a vote against this proposal.

If the enclosed form of proxy is properly executed and returned to the Company prior to or at the Meeting and is not revoked prior to its exercise, all shares of Common Stock represented thereby will be voted at the Meeting and, where instructions have been given by a stockholder, will be voted in accordance with such instructions.

Any stockholder executing a proxy which is solicited hereby has the power to revoke it prior to its exercise. Revocation may be made by attending the Meeting and voting the shares of Common Stock in person or by delivering to the Secretary of the Company at the principal executive offices of the Company located at 2930 W. Sam Houston Parkway N., Suite 300, Houston, Texas 77043, prior to exercise of the Proxy, a written notice of revocation or a later-dated, properly executed proxy.

The solicitation of proxies will be by mail, but proxies also may be solicited by telephone, telegram or in person by directors, officers and other employees of the Company. The Company will bear all costs of soliciting proxies. In order to solicit proxies, the Company will also request financial institutions, brokerage houses, custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will reimburse such persons for their reasonable expenses of forwarding the proxy materials in accordance with customary practice.

PROPOSAL 1: ELECTION OF DIRECTORS

Board of Directors

The members of the Board serve one-year terms. Directors are elected by a plurality of the votes cast. Abstentions and broker non-votes will be disregarded and have no effect on the outcome of the election of directors.

Recommendation; Proxies

The Board recommends a vote “FOR” each of the nominees named below. The persons named in the enclosed proxy card will vote all shares over which they have discretionary authority “FOR” the election of the nominees named below. Although our Board does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the Meeting, the appointed persons will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.

Number of Directors

The Board has nominated six directors for election to the Board at the Meeting.

The Board believes that it is necessary for each of the Company’s directors to possess many qualities and skills that enable them to understand the complexities of the Company’s business and effectively guide the management and direction of the Company. When searching for new candidates, the Corporate Governance and Nominating Committee considers the evolving needs of the Board and searches for candidates that fill current or anticipated future vacancies.

The Board also believes that all directors must possess a considerable amount of business management and educational experience. The Corporate Governance and Nominating Committee first considers a candidate’s management experience and then considers issues of judgment, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing stockholder value when considering director candidates. The Corporate Governance and Nominating Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Corporate Governance and Nominating Committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the Corporate Governance and Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

All of our directors bring to our Board a wealth of executive leadership experience derived from their service as executives and, in most cases, chief executive officers of large corporations. They also bring extensive board of director experience. Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in the following paragraphs.

Nominees

The following sets forth information regarding each nominee. Each nominee has consented to be named in this proxy statement and to serve as a director, if elected.

Name: John W. Chisholm

Age: 57

Director Since: 1999

Principal Occupation: Mr. Chisholm was appointed Chief Executive Officer in March 2012 and has served as Flotek’s President since August 2010, and previously served as Flotek’s Interim President from August 2009 thru August 2010. Mr. Chisholm has been a Director of the Board since November 1999, and has acted as Chairman of the Board since July 2010.

Mr. Chisholm founded Wellogix, Inc., a software development firm for the oil and gas industry that streamlines workflow, improves collaboration, expedites the inter-company exchange of enterprise data and communicates complex engineered services. Mr. Chisholm also co-founded and served as President of ProTechnics, a service company dedicated to providing state-of-the-art completion diagnostic services to the energy industry, from 1985 until its sale to Core Laboratories in December of 1996. After leaving Core Laboratories as Senior Vice

President of Global Sales and Marketing in 1998, he started Chisholm Energy Partners, an investment fund targeting mid-size energy service companies. Mr. Chisholm has served on the board of directors of NGSG, Inc., a NYSE company specializing in compression technology for the oil and gas industry, since December 2006. He serves on both the Compensation and Governance Committees of NGSG, Inc. Mr. Chisholm has also been selected to be on the editorial advisory board of Middle East Technology by the Oil and Gas Journal. Mr. Chisholm holds a Business Administration degree from Fort Lewis College. Mr. Chisholm’s experience related to two start up companies brings operating and financial expertise to the Board as well as innovative views of leadership.

Name: L. Melvin Cooper

Age: 58

Director Since: 2010

Principal Occupation: Mr. Cooper has been a Director of the Board, a member of the Audit Committee and a member of the Corporate Governance and Nominating Committee since October 2010, and has been a member of the Compensation Committee since November 2011. Mr. Cooper is the Senior Vice President, Chief Financial Officer and Assistant Secretary of Forbes Energy Services Ltd. (“Forbes”), where he has served since April 2008. Prior to that date he served as the Senior Vice President, Chief Financial Officer and Secretary of Forbes’ predecessor companies beginning in June 2007. From January to June 2007, he served as Senior Vice President and Chief Financial Officer of Cude Oilfield Contractors, Inc., an oilfield construction company. From September 2004 to January 2007, Mr. Cooper served as President of SpectraSource Corporation, a supplier of products and services to the new home building industry. From April 2000 to September 2004, Mr. Cooper served as President and Chief Executive Officer of Cerqa, the supply chain management division of Nationwide Graphics, Inc., a national printing and supply chain management company, where Mr. Cooper formerly served as Senior Vice President and Chief Financial Officer. Mr. Cooper has also served in financial and operating positions with both private and public companies involved in scrap metal recycling, manufacturing, water purification, natural gas marketing and drilling fluids. Mr. Cooper earned a degree in accounting from Texas A&M University-Kingsville (formerly Texas A&I) in 1975. Mr. Cooper has been a Certified Public Accountant since May 2007. Mr. Cooper is also a National Association of Corporate Directors (“NACD”) Board Leadership Fellow. Mr. Cooper completed NACD’s comprehensive program of study for experienced corporate directors – a rigorous suite of courses spanning leading practices for board and committees. Mr. Cooper’s extensive experience in the energy industry as well as his financial background brings significant additional operating, financial and management experience to the Board.

Name: Kenneth T. Hern

Age: 74

Director Since: 2009

Principal Occupation: Mr. Hern has been a Director of the Board, a member of the Compensation Committee, a member of the Audit Committee and the Chairman of the Corporate Governance and Nominating Committee since November 2009. Furthermore, Mr. Hern has served as the Lead Director of the Board since January 2011. Mr. Hern has served as a member of the board of directors of Mesa Energy Holdings, Inc., a publicly traded oil and gas exploration and production company, since February 2010. Mr. Hern served as the Chairman and CEO of Nova Biosource Fuels, Inc. (“Nova”), an energy company that refined and marketed ASTM standard biodiesel and related co-products through the deployment of proprietary, patented process technology which enabled broader range use of lower cost feedstock from March 2006 until April 2010. Nova filed for financial reorganization under Chapter 11 of the United States’ Bankruptcy Code in April 2009. Upon the sale of substantially all of Nova’s assets under Chapter 11, of the U.S. Bankruptcy Code, the case was resolved by a controlled and structured dismissal ordered by the Delaware Bankruptcy Court in April 2009. Mr. Hern retired from Texaco, Inc. (“Texaco”) in 1994 after 25 years of service. During his tenure with Texaco, Mr. Hern served as President of Texaco Brazil, President of Texaco Saudi Inc., and Vice Chairman and Managing Director of Texaco Nigeria Limited. Mr. Hern’s experience as a public company Chairman and CEO as well as his associated management skills attributable to the aforementioned positions contribute positively to the effectiveness of the Board.

Name: L.V. “Bud” McGuire

Age: 69

Director Since: 2010

Principal Occupation: Mr. McGuire has been a Director of the Board since August 2010 and a member of the Compensation, Corporate Governance and Nominating Committee since October 2010. Mr. McGuire has served as the Chairman of the Compensation Committee since December 2010. Mr. McGuire is a co-founder of Alpha Petroleum Services, a provider of management-related consulting services to the energy industry. Prior to co-founding Alpha Petroleum Services, Mr. McGuire served as a director of the board and Senior Vice President of Mariner Energy Inc. from 1998 to 2001. Prior to joining Mariner Energy, from 1997 to 1998, Mr. McGuire served as the Vice President-Operations for Enron Oil & Gas International, Inc. Mr. McGuire served, from 1991 to 1996, as the Senior Vice President responsible for worldwide production operations of the Kerr-McGee Corporation (“Kerr-McGee”). Prior to his position with Kerr-McGee, from 1981 to 1991, Mr. McGuire served as Vice President of Operations and as Vice-President of Production for Hamilton Brothers Oil & Gas Ltd. Mr. McGuire began his career with Conoco in 1966. Mr. McGuire received a Bachelor of Science degree in Industrial Engineering from LeTourneau University and has served on the Board of Trustees of LeTourneau University since 2002. Mr. McGuire’s extensive experience in the energy industry as well as his experience in founding a successful company brings significant additional operating and management experience to the Board.

Name: John S. Reiland

Age: 62

Director Since: 2009

Principal Occupation: Mr. Reiland has been a Director of the Board, a member of the Compensation Committee, a member of the Corporate Governance and Nominating Committee and Chairman of the Audit Committee since November 2009. Mr. Reiland is a Certified Public Accountant, and has served as the Chief Financial Officer of The Kabbalah Centre since October 2011. Mr. Reiland served as the Chief Financial Officer of SingerLewak, LLP, from January 2008 until August 2011, an accounting services firm headquartered in Los Angeles, California. Mr. Reiland has significant experience in corporate leadership and financing alternatives attributable to his prior roles as Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer for a myriad of companies in the telecommunications, computer software, and retail industries. Mr. Reiland also brings significant turnaround and restructurings experience. In particular, Mr. Reiland served as the Chief Financial Officer of Starvox Communications, (“Starvox”) a telecommunications company, of Ronco Corporation (“Ronco”) a housewares manufacturer and housewares marketing company and of US Dataworks, Inc. (“Dataworks”) a computer software firm. Mr. Reiland served as Chief Financial Officer for Starvox from August 2007 until February 2008 during Starvox’s United States Bankruptcy Chapter 7 liquidation; Chief Executive Officer and Chief Restructuring Officer of Ronco, from 2006 to 2007, during Ronco’s United States Bankruptcy Chapter 11 financial restructuring; and Chief Financial Officer of Dataworks from 2003 until 2006. Mr. Reiland served on the board of directors of both Ronco and Dataworks. From July 2007 until October 2009, Mr. Reiland served as a director of the board and Chairman of the Audit Committee for Nova Biosource Fuels, Inc. (“Nova”). Nova and certain affiliated entities filed for Chapter 11 financial restructuring under the United States Bankruptcy Code in March 2009. Nova sold substantially all of its assets during the financial restructuring and the case was resolved by controlled and structured dismissal ordered by the Delaware Bankruptcy Court in April 2009. Mr. Reiland also served as Chief Financial Officer of NEON Systems, Inc., (“NEON”), a computer software company, from 1996 until 2000, and was instrumental in spearheading NEON’s initial public offering (“IPO”) in 1999. Mr. Reiland is a member of the AICPA and is certified in financial forensics. Mr. Reiland’s education and extensive experience as a financial expert qualifies him to serve in his current role as Chairman of the Audit Committee.

Name: Richard O. Wilson

Age: 82

Director Since: 2003

Principal Occupation: Mr. Wilson has been a Director of the Board since 2003, a member of the Corporate Governance and Nominating Committee and a member of the Audit Committee since November 2009, as well as a member of the

Compensation Committee since May 2009. Mr. Wilson served as Group Vice President of Brown & Root World Offshore Operations from May 1971 to July 1979, as a member of the board of directors of Brown & Root from 1973 to 1979, and as chairman of the board of the following entities: Dolphin Drilling A/S (Stavanger) and Dolphin Drilling, U.K. (Aberdeen) from 1982 to 1996; AOC International (Aberdeen) from 1982 to 1993; and OGC International PLC after its flotation on the London Stock Exchange in 1993 until its sale to Halliburton, Inc. in 1997. Mr. Wilson served as a member of the board of directors of the board for Callon Petroleum, Inc., from 1995 to 2011. Mr. Wilson received a Bachelor of Science degree in Civil Engineering from Rice University and is a Director Emeritus of the Houston Museum of Printing History and an Associate Director of the Harry Ransom Museum at the University of Texas, Austin. Mr. Wilson is a pioneer in the oil & gas industry, and his professional education and financial expertise brings a wide range of oil field experience to the Board.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of Common Stock as of March 30, 2012, by (i) each of our directors (including each nominee), (ii) each named executive officer set forth in the Summary Compensation Table, (iii) all of our directors and executive officers as a group, and (iv) each other person known by us to be a beneficial owner of more than 5% of our outstanding Common Stock.

Name	Shares Owned (a)	Right to Acquire (b)	Total Shares	Percent of Class (c)
Named Executive Officers and Directors
John W. Chisholm (d)	766,136	652,759	1,418,895	2.72%
Kenneth T. Hern	18,542	40,894	59,436	*
John S. Reiland	23,542	40,894	64,436	*
Richard O. Wilson	125,846	93,323	219,169	*
L.V. Bud McGuire	32,878	40,894	73,772	*
L. Melvin Cooper	27,031	37,618	64,649	*
Jesse E. Neyman	112,648	108,299	220,947	*
Steven A. Reeves (e)	478,229	50,192	528,421	1.03%
Johnna D. Kokenge	218,012	–	218,012	*
M. Kevin Fisher	290,478	–	290,478	*

All current directors & executive officers as a group (10 total)	2,093,342	1,064,873	3,158,215	6.02%

Other 5% Holders
Paul Jasinkiewicz (f)	3,021,760	262,000	3,283,760	6.35%
Gates Capital Management, Inc. (g)	3,618,507	–	3,618,507	7.03%
BlackRock, Inc. (h)	2,625,349	–	2,625,349	5.10%

* Less than 1%.

(a)

Except as otherwise disclosed, the persons named in the table have sole voting and investment power of all shares of Common Stock which are beneficially owned by them. Includes the following number of unvested shares of restricted stock for the persons indicated: Mr. Chisholm – 558,840; Mr. Hern – 13,863; Mr. Reiland – 13,863; Mr. Wilson – 18,329; Mr. McGuire – 6,031; Mr. Cooper – 6,031; Mr. Neyman – 55,202; Mr. Reeves – 310,454; Ms. Kokenge – 161,475; and Mr. Fisher – 290,478.

(b)	Shares subject to options granted pursuant to the Company’s incentive plans and exercisable within 60 days of March 30, 2012.
(c)

Based on an aggregate of 51,431,401 shares of Common Stock issued and outstanding as of March 30, 2012. This assumes that all options beneficially owned by the person are exercised for shares of Common Stock. The total number of shares outstanding used in calculating this percentage assumes that none of the options beneficially owned by other persons are exercised for shares of Common Stock.

(d)

Includes 20,470 shares of Common Stock held by ProTechnics II, Inc., managed by Mr. Chisholm. Mr. Chisholm has granted a right to an employee of the Company in connection with a loan made by such employee to a company controlled by Mr. Chisholm that entitles the lender, at the lender’s option, to receive repayment of such loan in shares of Flotek stock owned by Mr. Chisholm, and the shares reflected above that are directly owned by Mr. Chisholm are subject to this contractual encumbrance. The Board has amended the Company’s Insider Trading Policy to prohibit officers and directors from pledging their shares of Flotek stock, but an exception to this prohibition was made for existing arrangements such as this one.

(e)	Includes shares acquired through the Company’s 401(k) Plan.

(f)

The address of Paul Jasinkiewicz is 535 Springfield Ave., Suite 120, Summit, New Jersey 07901. Ownership information originated from the Schedule 13G/A filed with the Securities Exchange Commission by Mr. Jasinkiewicz on February 14, 2012.

(g)

The address of Gates Capital Management, Inc. (“Gates”) is 1177 Avenue of Americas, 32nd Floor, New York, New York 10036. Gates Capital Management, Inc., which is controlled by Jeffrey L. Gates, is the general partner of Gates Capital Partners, L.P., which is the general partner of ECF Value Fund, L.P. and ECF Value Fund II, L.P. Gates is also the investment manager of ECF Value Fund International, Ltd. Jeffrey L. Gates exercises voting and dispositive power over the securities held by each of the funds listed above (collectively, the “Funds”). Gates may be deemed to be the beneficial owner of the securities held by the Funds, although all reported securities are owned by the Funds. Ownership information originated from the Schedule 13G/A filed with the Securities Exchange Commission by Gates on February 14, 2012.

(h)

The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022. Matthew J. Fitzgerald exercises voting and dispositive power over the securities held by BlackRock, Inc. Ownership information originated from the Schedule 13G filed with the Securities Exchange Commission by BlackRock, Inc. on February 9, 2012.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Meeting Attendance

During 2011, the Board held 12 meetings of the full Board and 20 meetings of committees. The Corporate Governance and Nominating Committee held two meetings, the Compensation Committee held 13 meetings and the Audit Committee held 5 meetings. Each director attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which he served.

The Company does not have a formal policy requiring members of the Board to attend the Annual Meeting, although all directors are strongly encouraged to attend. Of the Directors then in office, Messrs. Chisholm, Hern, McGuire, Reiland, and Wilson attended the last Annual Meeting of Stockholders.

Executive Sessions

Pursuant to the Company’s Corporate Governance Guidelines, non-management directors of the Board are required to meet on a regularly scheduled basis without the presence of management. The Lead Director chairs these sessions. During 2011, the non-management directors met in five executive sessions without management present.

Director Independence

The Board has determined that each of the current directors except for Mr. Chisholm is independent as that term is defined by rules of the NYSE and, in the case of the Audit Committee, the Securities and Exchange Commission (the “SEC”). Mr. Chisholm is not an independent director since he is currently the President and Chief Executive Officer of the Company.

None of the non-employee directors have any relationship with the Company other than as a director and stockholder, or any transaction or arrangement that interferes with each director’s independence.

Risk Management

The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Corporate Governance and Nominating Committee manages risks associated with Board independence and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about all identified Company risks.

Board Committees

The Board has established an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The Audit, Compensation and Corporate Governance and Nominating committees are composed entirely of independent directors as defined under the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Guidelines. The charters of each committee are available on the Company’s website at www.flotekind.com.

The following table shows the committees on which each director serves. “C” indicates that the director serves as the chair of the committee.

Director	Audit	Corporate Governance and Nominating	Compensation
John S. Reiland	C	X	X
Richard O. Wilson	X	X	X
Kenneth T. Hern	X	C	X
L. Melvin Cooper	X	X	X
L.V. “Bud” McGuire		X	C

Audit Committee

The Audit Committee held five meetings in 2011. The Audit Committee’s primary functions are to:

•    Appoint, determine funding for, oversee and replace (subject to stockholder ratification, if applicable) a firm of independent auditors to audit our financial statements;

•    Pre-approve all audit and non-audit services provided by our independent auditors;

•    Evaluate the qualifications, performance and independence of our independent auditors, and ensure the rotation of the lead (or concurring) audit partner;

•    Obtain and review a report of our independent auditors, at least annually, regarding compliance with their internal quality-control procedures;

•    Discuss with our independent auditors the overall scope and plans for their respective audits;

•    Discuss with management and our independent auditors the adequacy and effectiveness of the Company’s accounting and financial controls;

•    Meet with our independent auditors to discuss the conduct and findings of their respective audits;

•    Meet and review with management and our independent auditors the Company’s financial statements and the associated disclosures to be included in quarterly and annual reports to be filed with the SEC;

•    Discuss with management and our independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

•    Discuss periodically with management the Company’s plan with regards to issuing earnings, press releases and providing financial information and earnings guidance to analysts and rating agencies;

•    Review any disclosures by the Company’s officers and other employees regarding significant deficiencies in the design and operation of the Company’s internal controls; and

•    Establish procedures for receiving and responding to concerns regarding accounting, internal accounting controls and auditing matters.

Each member of the Audit Committee, as of the date of this Proxy Statement (Messrs. Reiland, Hern, Wilson and Cooper) is financially literate and has accounting or financial management expertise. Messrs. Reiland, Hern and Cooper are audit committee financial experts as defined in Item 407 (d)(5) of Regulation S-K under the Exchange Act, rule 10A-3 under the Exchange Act, the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Principles.

The Board has adopted a charter for the Audit Committee, a copy of which is available on our website (www.flotekind.com) and in print to any stockholder who requests it.

Compensation Committee

The Compensation Committee held 13 meetings in 2011. The Compensation Committee’s primary functions are to:

•    Adopt compensation policies and programs that are consistent with corporate strategy and meet all legal requirements regarding reporting and administration of compensation matters;

•    Establish, in conjunction with executive management, the overall compensation strategy of the Company and review such strategy at least annually for alignment with the Company’s business strategy and with similar programs offered by the Company’s competitors;

•    Oversee the compensation and benefits programs applicable to all employees of the Company;

•    Adopt, amend or terminate corporate incentive programs (including short-term and long-term incentive and other similar programs), including establishment of performance standards, and determine the funding of such programs relative to previously established performance standards;

•    Review the Company’s employee benefit plans, including retirement and savings plans, and either recommend plan changes to the Board or amend such plans as appropriate;

•    Recommend to the Board the adoption of any new Company employee benefit plan or the termination of any existing employee benefit plan, as appropriate;

•    Review at least annually the Company’s investment strategies around and performance of the Company’s 401(k) plans;

•    Review and approve at least annually corporate goals and objectives relevant to compensation of the Company’s executive officers and evaluate each executive officer’s performance in light of such goals and objectives;

•    Either as a Compensation Committee or in conjunction with the other independent directors (as directed by the Board), adopt a compensation strategy and determine and approve each executive officer’s salary, bonuses, and other compensation based on the strategy and the evaluation of each executive officer’s performance;

•    Regarding individual officers’ compensation, consider a number of factors that include but are not limited to the Company’s financial and operational performance, relative shareholder return, the value of similar incentive awards to executives at comparable companies and awards given in past years;

•    Annually review and approve the annual base salaries and annual short-term and long-term incentive opportunities of the executive officers;

•    Periodically review and approve the following as they affect executive officers: elements of compensation other than salaries and annual incentives; employment and severance agreements; change-in-control agreements and change-in-control provisions affecting any element of compensation or benefits; and any special or supplemental compensation and benefits for the executive officers and individuals who formerly served as executive officers;

•    Award equity-based awards to executive officers and to other employees of the Company pursuant to any plans approved by the Board which by its terms provide for administration by the Compensation Committee;

•    Make recommendations to the Board with respect to the compensation of Board members;

•    Assure that all compensation policies and programs comply with applicable laws and regulations and that there is an annual assessment of risk inherent in compensation programs;

•    Oversee the Company’s compliance with the requirement under NYSE rules that, with limited exceptions, shareholders approve equity compensation plans; and

•    Produce a transparent and comprehensive Compensation Discussion and Analysis and a Compensation Committee Report on executive officer compensation to be included in the Proxy Statement.

The President often attends meetings of the Compensation Committee. The President’s feedback about each officer’s performance is essential in the Compensation Committee’s determination of the officer’s salary and target incentive compensation determinations.

The Board has adopted a charter for the Compensation Committee, a copy of which is available on our website (www.flotekind.com) and in print to any stockholder who requests it.

Director Compensation

Compensation of non-employee directors is determined by the Board based upon recommendations prepared by the Compensation Committee. Effective on May 19, 2011, each non-employee director was paid an annual retainer of $36,000 and receives $1,800 for each meeting of the Board attended and $900 for each committee meeting attended. The Chairman of the Audit Committee was paid an annual retainer of $20,000, the Chairman of the Compensation Committee is paid an annual retainer of $10,000, the Chairman of the Corporate Governance and Nominating Committee was paid an annual retainer of $10,000 and the Lead Director was paid an annual retainer of $20,000. All directors are reimbursed for reasonable expenses incurred in connection with their service on our Board.

Effective on March 7, 2012, each non-employee director is paid an annual retainer of $40,000 and receives $2,000 for each meeting of the Board attended and $1,000 for each committee meeting attended. The Chairman of the Audit Committee is paid an annual retainer of $24,000, the Chairman of the Compensation Committee is paid an annual retainer of $12,000, the Chairman of the Corporate Governance and Nominating Committee is paid an annual retainer of $12,000 and the Lead Director is paid an annual retainer of $24,000.

In May 2011, each non-employee director was granted restricted stock awards of 6,031 shares of common stock of the Company. The grant equaled a fair value of $50,000 based on a fair market value as of the date of grant of $8.29 per share.

In 2011, each non-employee director received pursuant to the 2010 Long-Term Incentive Plan options to acquire 9,047 shares of the common stock of the Company at an exercise price of $8.29 per share, the fair market value of the shares as of the date of grant.

It is the intention of the Board to make future grants to acquire shares of the Common Stock of the Company based on the closing price of the Common Stock of the Company on the date of grant. Stock awarded to outside directors as a component of annual compensation vests one year from the date of grant.

The following table details the compensation in 2011 of the non-employee directors:

Name	Fees (1) ($)	Restricted Stock Awards (2)(3) ($)	Options (4) ($)	All Other Compensation ($)	Total ($)
L. Melvin Cooper	61,848	50,000	36,550	–	148,398
Kenneth T. Hern	102,042	50,000	36,550	–	188,592
L.V. McGuire	77,248	50,000	36,550	–	163,798
John S. Reiland	93,548	50,000	36,550	–	180,098
Richard O. Wilson	70,849	50,000	36,550	–	157,399

	Board Retainer ($)	Committee Chair Retainer ($)	Meeting Fees ($)	Total ($)
L. Melvin Cooper	32,148	–	29,700	61,848
Kenneth T. Hern	50,642	10,000	41,400	102,042
L.V. McGuire	32,148	10,000	35,100	77,248
John S. Reiland	32,148	20,000	41,400	93,548
Richard O. Wilson	32,149	–	38,700	70,849

(1)    Represents non-employee director’s fees earned or paid in cash in 2011.

(2)    Represents the grant date fair value of restricted stock awards made pursuant to the Company’s 2010 Long Term Incentive Plan. These amounts are for awards granted during the 2011 fiscal year and reflect the amount of compensation for a full fiscal year based on the vesting terms of the awards and the fair value of the awards on the date of grant. The awards granted to Messrs. Hern, Reiland, Wilson, McGuire, and Cooper on May 19, 2011 are expensed over a one-year period with a grant date fair value, as determined pursuant to ASC Topic 718, of $8.29 per share. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for a description of the ASC Topic 718 valuation.

(3)    The following restricted stock awards were outstanding at December 31, 2011: L. Melvin Cooper – 6,031; Kenneth T. Hern – 17,779; L.V. McGuire – 6,031; John S. Reiland – 17,779; and Richard O. Wilson – 25,391.

(4)    Represents the grant date fair value of stock options granted pursuant to the Company’s 2010 Long Term Incentive Plan. These amounts are for stock options granted during 2011 and reflect the amount of compensation to be expensed based upon the vesting terms of the options. The grant date fair value of the stock options granted to Messrs. Cooper, Hern, McGuire, Reiland and Wilson on May 19, 2011, as determined pursuant to ASC Topic 718, was $4.04 per share. The following stock options were outstanding at December 31, 2011: L. Melvin Cooper – 40,894; Kenneth T. Hern – 40,894; L.V. McGuire – 40,894; John S. Reiland – 40,894 and Richard O. Wilson – 99,990. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for a description of the ASC Topic 718 valuation.

Compensation Risk

The role of the Compensation Committee in risk oversight includes review of risks arising from our compensation policies, practices and programs as well as the mitigating controls, to determine whether any such risks are material to the Company. The Compensation Committee has reviewed these matters and believes that the mix of compensation elements and the design of those elements along with sound governance practices do not encourage employees to take excessive risks that might have a material adverse effect on us. Specifically:

•    The Company has strong internal financial controls that are assessed by the Company’s independent public accountants annually in addition to their audits of the Company’s financial statements.

•    Base salaries are consistent with market practice and employees’ responsibility so that employees are not motivated to take excessive risks to attain a reasonable level of financial security.

•    The determination of incentive awards is based on well-defined financial measures. There is a maximum cash incentive opportunity for each Named Executive Officer, and the Committee retains discretion to adjust bonuses to eliminate anomalous or inappropriate outcomes.

•    Long-term incentives are designed to provide appropriate awards for successful long-term outcomes, and effectively align realized compensation with returns realized by investors.

Compensation Committee Consultant

In 2011, the Compensation Committee directly retained a nationally-recognized firm, BDO USA LLP (“BDO”), as its independent compensation consultant, to provide advice and recommendations on the amount and form of executive and director compensation.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee met two times in 2011. The Corporate Governance and Nominating Committee’s primary functions are to:

•    Review, at least annually, the structure of the Board to assure that the proper skills and experience are represented on the Board;

•    Recommend to the full Board candidates to fill vacancies on the Board as they occur;

•    Recommend, prior to each annual stockholder meeting, a slate of nominees for election or reelection as directors by the stockholders at the annual meeting;

•    Identify individuals qualified to serve as potential Board members, consistent with criteria approved by the Board;

•    Select, evaluate, retain, and where appropriate, terminate any search firm to be used to identify qualified director candidates;

•    Evaluate current directors for re-nomination to the Board or re-appointment to any Board committees, and assess the performance of such directors;

•    Periodically review the composition of the Board and its committees in light of the current challenges and needs of the Board, the Company and each committee of the Board, and determine whether it may be appropriate to add or remove individuals;

•    Consider rotation of the Chairman and members of the committees of the Board;

•    Consider candidates to serve as Board members that are submitted by stockholders of the Company;

•    Periodically make recommendations to the Board with respect to the size of the Board;

•    Review criteria and policies relating to director independence, service and tenure;

•    Recommend to the Board the membership of the Audit and Compensation Committees, including their Chairpersons;

•    Periodically make recommendations to the Board with respect to the compensation of Board members;

•    Make recommendations to the Board regarding corporate governance matters and practices, including formulating and periodically reviewing Corporate Governance Guidelines to be adopted by the Board;

•    Develop and recommend to the Board the Company’s Corporate Governance Guidelines and at least annually, review and reassess the adequacy of such Corporate Governance Guidelines and recommend any proposed changes to the Board;

•    Be responsible for any tasks assigned to the Corporate Governance and Nominating Committee in the Company’s Corporate Governance Guidelines;

•    Oversee compliance with the Company’s Corporate Governance Guidelines or Code of Business Conduct and Ethics and report on such compliance to the Board;

•    Review and consider any requests for waivers of the Company’s Corporate Governance Guidelines or Code of Business Conduct and Ethics for the Company’s directors, executive officers and other senior financial officers, and make a recommendation to the Board with respect to such request for a waiver;

•    Review potential conflicts of interest involving directors and determine whether such director or directors may vote on any issue as to which there may be a conflict;

•    Review all related party transactions and determine whether such transactions are appropriate for the Company to undertake and, if so, approve such transactions;

•    Review periodically with the Company’s counsel, in light of changing conditions, new legislation and other developments, the Company’s Code of Business Conduct and Ethics and make recommendations to the Board for such changes as the Corporate Governance and Nominating Committee shall deem appropriate; and

•    Review executive development and executive succession plans, including succession planning strategies for the Company’s senior management positions.

When identifying and evaluating candidates, the Corporate Governance and Nominating Committee first determines whether there are any evolving needs of the Board that require an expert in a particular field. The Corporate Governance and Nominating Committee may retain a third-party search firm to assist the Committee in locating qualified candidates that meet the needs of the Board at that time. Generally, a retained search firm would provide information on a number of candidates, which the Corporate Governance and Nominating Committee would discuss. The Corporate Governance and Nominating Committee chairman and some or all of the members of the Corporate Governance and Nominating Committee will interview potential candidates that meet the needs of the Board, possess the qualifications sought, and meet the independence standards required by the NYSE and as set forth by the Company’s Corporate Governance Guidelines. The Corporate Governance and Nominating Committee will then recommend the nomination of candidates to the Board. Director nominees may be identified by the Corporate Governance and Nominating Committee through current board members, officers, stockholders or other persons.

Any stockholder desiring to submit a nomination to the Board should send the recommendation in writing, together with appropriate background and contact information, to the Secretary of the Company at the address of the Company’s principal executive offices. The Board has not established formal minimum qualifications for a director nominee and evaluates any nominee, including those recommended by stockholders, on a case-by-case basis. The Board has adopted a charter for the Corporate Governance and Nominating Committee, a copy of which is available on our website (www.flotekind.com) and in print to any stockholder who requests it.

Code of Business Conduct and Ethics

The Code of Business Conduct and Ethics of the Company applies to our directors, executive officers and to all other employees and is available on our website (www.flotekind.com) and in print to any stockholder who requests it.

Compensation Committee Interlocks and Insider Participation

Messrs. Hern, Reiland, McGuire and Wilson served on the Compensation Committee during 2011. No current member of the Compensation Committee is a current or former officer or employee of the Company or had any relationship requiring disclosure under applicable SEC rules. Additionally, none of the Company’s executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Company’s Compensation Committee.

Transactions with Related Persons

The Company recognizes that related person transactions can present potential or actual conflicts of interest and it is the Company’s preference that related person transactions are avoided as a general matter. However, the Company also recognizes that there are situations, including certain transactions negotiated on an arm’s length basis, where related person transactions may be in, or may not be inconsistent with, the best interests of the Company and its stockholders. Therefore, the Corporate Governance and Nominating Committee of the Board will review, ratify or approve, as necessary, any related person transaction prior to the transaction being entered into, or ratify any related person transaction that has not been previously approved, in which a director, executive officer, five percent owner or immediate family member of any such person has a material interest.

During 2011, the Company did not participate in any transactions in which any of the director nominees, executive officers, nor any of their immediate family members, had a direct or indirect material interest.

Board Leadership Structure

Mr. Chisholm, the Company’s President and Chief Executive Officer, has served as Chairman of the Board since July 13, 2010. The Board believes that the Company’s President and Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategic development. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry, while the President brings company-specific experience and expertise. The Board believes that the combined role of Chairman of the Board and President/Chief Executive Officer promotes strategic development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of the strategy developed. The Board believes the combined role of Chairman and President/Chief Executive Officer is consistent with the best interests of stockholders as it provides the appropriate balance between strategic development and independent oversight of management.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules issued thereunder, the Company’s directors and executive officers are required to file with the SEC reports of ownership and changes in ownership of Common Stock. Copies of such forms are required to be filed with the Company. Based solely on its review of copies of such reports furnished to the Company, the Company believes that the directors and executive officers were in compliance with the filing requirements of Section 16(a) during the most recent fiscal year, except that (1) Mr. Chisholm did not timely file one Form 4 in 2011 reflecting one transaction, (2) Mr. Reiland did not timely file one Form 4 in 2011 reflecting one transaction, and (3) Mr. Fisher did not file one Form 4 in 2011 reflecting one transaction.

EXECUTIVE OFFICERS

The following table provides certain information with respect to the executive officers of the Company.

Name and Age	Positions	Position Held Since
John W. Chisholm (57)	Interim President	2009
	President and Chairman of the Board	2010
	Chief Executive Officer	2012

Steven A. Reeves (61)	President Downhole Tool Division	2007
	Executive Vice President and Chief Operating Officer	2008
	Executive Vice President, Business Development and Special Projects	2009
	Executive Vice President, Operations	2011

M. Kevin Fisher (55)	Executive Vice President, Global Business Development	2011

Jesse E. Neyman (68)	Vice President of Business Development	2007
	Senior Vice President and Chief Financial Officer	2008
	Executive Vice President, Finance and Strategic Planning	2009
	Executive Vice President, Finance	2011

Johnna D. Kokenge (41)	Vice President and Chief Accounting Officer	2010

Steven A. Reeves served as Executive Vice President and Chief Operating Officer from May 2008 until October 2009. Beginning in October 2009, Mr. Reeves served as Executive Vice President, Business Development and Special Projects. Beginning in May 2010, Mr. Reeves served as Executive Vice President, Operations, Business Development and Special Projects. Since May 2011, Mr. Reeves serves as Executive Vice President, Operations. Previously, Mr. Reeves served as President of Flotek’s Downhole Tool Division from January 2007, and as Vice President of Flotek’s Turbeco Division from April 2005 until January 2007. Prior to joining Flotek, Mr. Reeves served in various positions over a 30 year career with Halliburton Energy Services, Inc. (“Halliburton”), from which he retired in May 2002. Mr. Reeves’ responsibilities ranged from field engineer, logging and perforating, to global operations manager for formation evaluation to oversight of Halliburton Energy Services’ worldwide formation evaluation operations. Mr. Reeves spent his last two years with Halliburton Energy Services as the general manager of Jet Research Center (“JRC”) in Alvarado, Texas. JRC originated the jet shaped charge for oil and gas formation stimulation and develops shaped charges for the oil and gas industry. Mr. Reeves holds a Bachelor of Science in Math with minor degrees in Physics and Spanish from East Central University.

M. Kevin Fisher serves as Executive Vice President, Global Business Development since December 2011. Mr. Fisher previously served as the General Manager of Halliburton’s Pinnacle division, a premier oilfield completion and consulting business. Prior to Halliburton’s purchase of Pinnacle from Carbo Ceramics, Mr. Fisher served as President and Chief Executive Officer of Pinnacle Technologies and Executive Vice President of Carbo Ceramics. His involvement with Pinnacle dates back to 2000 when, prior to Carbo’s purchase of Pinnacle, he served as Vice President of Business Development. Prior to joining Pinnacle, Mr. Fisher worked for Halliburton for 15 years in positions ranging from Field Engineer up to North American Sales Manager and Global Marketing Manager. Mr. Fisher then joined ProTechnics as Director of Business Development for 8 years. Mr. Fisher has a Bachelor of Science in Natural Sciences from Cameron University and is a graduate of the Harvard Business School Executive Managers Program.

Jesse E. “Jempy” Neyman served as Senior Vice President and Chief Financial Officer from October 2008 until October 2009. Beginning in October 2009, Mr. Neyman served as Executive Vice President, Finance and Strategic Planning. Since May 2011, Mr. Neyman serves as Executive Vice President, Finance. Mr. Neyman joined Flotek in January 2007 as Vice President of Business Development. Prior to joining Flotek, Mr. Neyman served as President and Chief Executive Officer of Enron Wind Management from January 2006 until December 2006. Mr. Neyman was responsible for managing and liquidating the global wind business operations of Enron Corp. and its affiliates. From January 1992 to August 2001, Mr. Neyman served as Director and Vice President of Enron Producer Finance, an affiliate of Enron, providing risk capital to the oil and gas sector. He utilized this experience when he served as Vice President, Principal Investments of Enron from August 2001 to December 2006. As Vice President, he was responsible for managing financial investment portfolios of Enron and its affiliates. Mr. Neyman is a graduate of the United States Air Force Academy (“USAF Academy”) and served as an Air Force officer from June 1967 until December 1976. After being honorably discharged from the U.S. Air Force, Mr. Neyman was a commercial banker specializing in oil and gas lending until joining Enron, excepting a two-year period when he worked as an environmental consultant. He has a Master of Science degree in Air Pollution Meteorology and Diffusion Theory from the University of Utah, a Master’s of Business Administration from Southern Illinois University—Edwardsville and a Bachelor of Science in International affairs from the USAF Academy.

Johnna D. Kokenge served as Vice President, Corporate Controller, from March 2010 until November 2010. Since November 2010, Ms. Kokenge serves as Flotek’s Vice President and Chief Accounting Officer. Prior to joining Flotek, Ms. Kokenge, as managing member of Kokenge Consulting, LLC, provided contract services to a variety of energy clients from February 2006 through March 2010. In a contract capacity, Ms. Kokenge acted as CFO, from February 2006 through December 2009, of a number of Enron Wind partnerships, and was responsible for managing, operating and liquidating over 150 domestic and international wind business subsidiaries of Enron Corp. and its affiliates. Concurrently, from May 2009 through December 2009, Ms. Kokenge was Acting Controller for Hawk Field Services, a start-up, mid-stream, gas-gathering company, and wholly-owned subsidiary of Petrohawk Energy Corporation. From December 1999 through January 2006, Ms. Kokenge served as a Director of Accounting/Transaction Structuring for Enron Corp. and affiliates, providing strategic and liquidation/divestiture structuring alternatives. Ms. Kokenge is a certified public accountant and a Magna Cum Laude graduate of Texas A&M University with a Bachelor of Business Administration – Accounting degree.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board consists of four directors who are independent, as defined by the standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. Under the charter approved by the Board, the Committee assists the Board in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls and the quality and integrity of its financial statements and is responsible for selecting and retaining the independent auditors. The Company’s management is responsible for preparing the financial statements of the Company, and the independent auditors are responsible for auditing those financial statements. The Audit Committee’s role under the charter is to oversee management. The Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. The Committee met five times during the year ended December 31, 2011.

The independent auditors provided the Committee with a written statement describing all the relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee also discussed with the auditors any relationships that may impact the independence of the auditors.

The Committee discussed and reviewed with the independent auditors all communications required to be discussed by Standards of the Public Company Accounting Oversight Board, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Committee reviewed the Company’s audited financial statements as of and for the year ended December 31, 2011, and discussed them with management and the independent auditors. Based on such review and discussions, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

John S. Reiland, Chairman

Kenneth T. Hern

Richard O. Wilson

L. Melvin Cooper

April 23, 2012

This report of the Audit Committee shall not be deemed “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. Further, this report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act except to the extent that we specifically incorporate this information by reference.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion of executive compensation contains descriptions of various employment-related agreements and employee benefit plans. These descriptions are qualified in their entirety by reference to the full text of the referenced agreements and plans, which have been filed by us as exhibits to our reports on Forms 10-K, 10-Q and 8-K filed with the U.S. Securities and Exchange Commission.

Introduction

Flotek is a global supplier of drilling and production-related products and services, including oilfield chemicals and down-hole drilling and down-hole production tools used in the oil, gas and mining industries. In the period between 2005 and 2007, the Company enjoyed singular success, returning compound annual growth of 156% and increasing its market capitalization to almost $1 billion.

By 2008, however, as a result of the cyclical downturn that impacted the entire energy services business as well as, among other factors, the Company’s over-leveraged balance sheet, Flotek was on the verge of financial insolvency. Over the next year, the CEO and a major portion of the board of directors resigned, and Flotek was notified by the NYSE that its 30-day average market capitalization and its shareholder equity were both below the NYSE’s $50 million listing standard threshold.

Based on the belief in the potential of the Company’s product offerings, in particular its patented chemicals business, the Board undertook an aggressive rebuilding campaign beginning with the appointment of John Chisholm as Interim President in August 2009 and with the subsequent appointment of new board members. Under the new leadership team, the Company:

•	Improved operations, reduced expenses, adopted new marketing strategies, expanded international market presence and avoided costly court-assisted restructuring.
•

Returned to profitability and restructured its balance sheet. The Company reduced overall debt by $73.5 million from January 2011 through January 2012. The Company’s overall debt balance as of December 31, 2011 was reduced to $108.1 million from $145.6 million as of December 31, 2010. Additionally, the Company repurchased $36.0 million, the full balance, of the Company’s 2010 5.25%

Convertible Senior Secured Notes due 2028 on January 5, 2012.
•	Received notice from the NYSE that it had regained compliance with listing standards and attained market capitalization of approximately $500 million by the 2011 fiscal year-end.

The tables below illustrate the magnitude of the Company’s dramatic recovery.

Through early 2011, circumstances demanded that the Compensation Committee and the Board of Directors consider and enact extraordinary measures in order to offer compensation opportunities designed to attract and retain a highly-qualified leadership team dedicated to the Company’s recovery and to establish a strong foundation for future growth. A clear way forward was established and by the third quarter of 2011, the Compensation Committee of the Board engaged a compensation consultant, made a deliberate review of compensation strategies and objectives, reviewed and recommended changes to the President’s employment agreement, reviewed and updated the composition of the compensation peer group, and, effective in 2012, restructured and refined executive annual cash bonus opportunities and annual grants of equity to be consistent with industry norms and generally-accepted best practices and focused on linking executives’ compensation opportunities to results that deliver value to stockholders.

The following discussion provides an overview of the Compensation Committee, the background and objectives of our compensation programs for current senior management, and the material elements of the compensation of each of the executive officers identified in the following table, to which we refer as our named executive officers:

Name	Title
John W. Chisholm (1)	Chairman of the Board, President and Chief Executive Officer (principal executive officer)
Steven A. Reeves (2)	Executive Vice President, Operations
M. Kevin Fisher (3)	Executive Vice President, Global Business Development
Jesse E. Neyman (4)	Executive Vice President, Finance (principal financial officer)
Johnna D. Kokenge (5)	Vice President and Chief Accounting Officer (principal accounting officer)

(1)

Mr. Chisholm was appointed Interim President under the terms of a Service Agreement effective on August 11, 2009, and became Chairman of the Board and President on August 12, 2010. Mr. Chisholm was appointed Chief Executive Officer effective March 5, 2012.

(2)

Mr. Reeves was appointed Executive Vice President, Operations effective May 19, 2011. He previously served as Executive Vice President, Operations, Business Development and Special Projects from May 10, 2010 to May 19, 2011. Prior to this appointment, Mr. Reeves served as Executive Vice President, Business Development and Special Projects and Executive Vice President and Chief Operating Officer.

(3)	Mr. Fisher was appointed Executive Vice President, Global Business Development effective November 30, 2011
(4)

Mr. Neyman was appointed Executive Vice President, Finance effective May 19, 2011. He is currently designated as the Company’s Principal Financial Officer. Prior to this appointment, Mr. Neyman served as Executive Vice President of Finance and Strategic Planning and Senior Vice President and Chief Financial Officer and was designated as the Company’s Principal Financial Officer and Principal Accounting Officer.

(5)

Ms. Kokenge was appointed Vice President and Chief Accounting Officer effective November 10, 2010. She is currently designated as the Company’s Principal Accounting Officer. Prior to this appointment Ms. Kokenge served as Vice President, Corporate Controller.

Compensation Committee

The Compensation Committee has overall responsibility for the approval, evaluation and oversight of the Company’s compensation and benefit plans, policies and programs. The primary function of the Compensation Committee is to assist the Board in fulfilling its responsibilities relating to the compensation of the Company’s named executive officers and outside directors. The primary responsibilities of the Compensation Committee include, (i) annually reviewing the Company’s general compensation policies with respect to named executive officers and directors, (ii) annually reviewing and approving the corporate goals and objectives relevant to the compensation of our executive officers, evaluating our officers’ performance in light of these goals, and approving or recommending to the Board compensation levels based on these evaluations, (iii) producing a committee report on executive compensation as required by the SEC to be included or incorporated by reference in our proxy statement or other applicable SEC filings, and (iv) recommending the compensation program applicable to the Company’s outside directors.

The Company’s Board appoints Compensation Committee members and Chairman annually, and these appointees continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member of the Compensation Committee may be removed, with or without cause, by our Board. The Board appoints members to the Compensation Committee considering criteria such as experience in compensation matters, familiarity with our management and other key personnel, understanding of public company compensation issues, time availability necessary to fulfill committee responsibilities and independence and other regulatory requirements

Each member of the Compensation Committee is considered to be (1) “independent” under the currently applicable listing standards of the NYSE; (2) a “non-employee director” within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended; and (3) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee’s function is more fully described in its charter. The Compensation Committee will continue to review and assess the adequacy of the charter and recommend any proposed changes to the Board for approval on an annual basis.

The Compensation Committee works with the Company’s Chief Executive Officer and President to establish an agenda for each meeting of the Compensation Committee and to prepare meeting materials. The Compensation Committee on occasion meets with the Company’s Chief Executive Officer and President and other executives to obtain recommendations with respect to the Company’s compensation programs, practices and packages for executives, other employees and directors. Although management makes recommendations to the Compensation Committee on executive compensation, the Compensation Committee is not bound by and does not always accept management’s recommendations. The Compensation Committee has historically sought input from an independent compensation consultant prior to making any final determinations. Our President attends some of the Compensation Committee meetings, but the Compensation Committee also regularly holds executive sessions not attended by members of management or non-independent directors.

Outside corporate counsel, and other members of our management and outside advisors may be invited to attend all or a portion of a Compensation Committee meeting depending on the nature of the matters to be discussed. Only members of the Compensation Committee may vote on items before the Compensation Committee.

Our Compensation Committee may retain, at our expense, independent compensation consultants in the consideration of executive compensation matters. The Compensation Committee meets with the compensation consultants, both in and outside of the presence of our management, to review findings and recommendations regarding executive compensation and considers those findings and recommendations in determining and making adjustments to our executive compensation program. Commencing in the second quarter of 2011, the Compensation Committee engaged BDO USA, LLP (referred to herein as the “Compensation Consultant” or “BDO”) to assist in fulfilling its responsibilities as assigned by the Chairman of the Compensation Committee. In considering an engagement with BDO, the

Committee concluded that BDO should be considered “independent” because:

•	BDO currently provides only compensation consulting services to Flotek;
•	The fees paid to BDO for compensation consulting services are a small fraction of 1% of BDO’s worldwide revenues;
•	BDO has in place policies to prevent a conflict of interest including a requirement that no employee of BDO have any ownership interest in Flotek; and
•	There is no business or personal relationship between BDO’s compensation consultant and Flotek or any of its officers or board members.

Under the direction of the Chairman of the Compensation Committee, the Compensation Consultant provides information regarding compensation trends in the energy services industry, relative compensation for similarly-situated executive officers in the industry, the structure of our cash and equity incentive awards and the structure of the compensation program for outside directors. In addition, at the Compensation Committee’s request, the Compensation Consultant worked with management to prepare materials for review by the Compensation Committee and made recommendations regarding the Compensation Committee’s calendar and has provided assistance in the composition of this Compensation Discussion and Analysis.

Compensation Philosophy

We operate in a very competitive environment. Our principal competitors are larger, more established providers of services in our industry and, because of their size, generally have more significant resources than we do. In order to successfully compete in this environment, we must be able to attract and retain highly skilled employees with well-developed management, operational and marketing skills. The Company has been successful in developing and retaining a highly-qualified management team by offering compensation that is equitable, reasonably competitive with what we believe they might earn elsewhere based on our understanding of market practices, and closely tied to performance through our annual salary review process, our annual cash bonus plan, and grants of stock options and other forms of equity-based opportunities from our Equity Incentive Plan or “EIP”.

In general, our executive compensation programs are designed to achieve the following objectives:

•	Attract and retain talented and experienced executives with the skills necessary to run and grow our existing business segments;
•	Align the interests of our executive officers with those of stockholders to increase the value of our enterprise;
•	Motivate and reward executives whose knowledge, skills and performance are critical to our success;
•	Demonstrate fairness among the executive management team by recognizing the contributions each executive makes to our success;
•	Provide accountability for the executives’ performance to the Board;
•	Encourage a shared commitment among executives by coordinating Company and individual business unit targets and objectives; and
•	Encourage executives to meet non-financial goals that the Board believes are necessary for the success of the Company.

As we endeavor to evaluate the adequacy of our overall executive compensation program, our Compensation Committee works with the Compensation Consultant to evaluate and compare certain elements of total compensation against a group of similar publicly-traded energy services companies (the “Compensation Peer Group”). We evaluate each element of compensation (base salary, cash bonus incentive compensation and equity compensation), as well as the total of all compensation elements. While the Compensation Consultant’s information on peer practices is used to assess the adequacy of the Company’s total compensation opportunities, the Compensation Committee does not target any percentile level of the peer data as a benchmark for setting pay opportunities.

In regard to the use of peer company data in setting compensation opportunities, we would prefer to define the market for our executive talent using a sizeable group of companies that are comparable to us in both size and line of business. However, there are not sufficient companies that compare to us in size and line of business to comprise such a peer group. Therefore, as we evaluate the adequacy of our compensation programs, the Compensation Committee considers data in regard to our Compensation Peer Group and, when required, data from published survey sources as well as information from our directors, management and our Compensation Consultant based on their collective understanding of industry practices. The companies that comprised our Compensation Peer Group in 2011 included the following:

Basic Energy Services, Inc.	Matrix Service Company
Bolt Technology Corporation	Newpark Resources, Inc.
Carbo Ceramics, Inc.	Parker Drilling, Inc.
CE Franklin, Ltd.	Pioneer Drilling, Inc.
Dawson Geophysical, Inc.	Team, Inc.
Geokinetics Inc.	Tesco Corporation
Layne Christensen, Inc.	Tetra Technologies, Inc.
Lufkin Industries, Inc.	Union Drilling, Inc.

The peer group was reviewed and amended in 2011 to replace companies that are no longer publicly traded and to add companies of appropriate size that reflect, in the Committee’s opinion, the market for executive talent in the energy services business. The

Compensation Committee intends to continually monitor the composition of the Compensation Peer Group to assure that it provides a useful representation of the market for leadership talent in which the Company competes.

Executive Officer Compensation

Principal Elements of Compensation of Our Named Executive Officers

The principal elements of the compensation package offered to our executive officers consist of:

•	Base salary;
•	Cash bonus incentive compensation under the terms of the Company’s annual incentive plan; and
•	Equity compensation generally in the form of stock option or restricted stock grants under the terms of our 2005, 2007 and 2010 Long Term Incentive Plans.

Some, but not all of the named executive officers participate in certain limited perquisite programs as described later in this discussion. Group insurance programs and the Company’s 401(k) Plan is available to all named executive officers only on the same basis as all other employees of the Company.

Allocation of Compensation among the Principal Components

The Compensation Committee has not established formulas for allocating compensation between compensation elements at this time. Rather, the Compensation Committee reviews compensation structures of companies in our Compensation Peer Group, historical compensation for the participant, the participant’s responsibilities, the performance of the participant and the Company on goals approved by the Committee, and the individual circumstances of senior executives when determining the mix of base salary, cash bonus percentages, and annual equity award opportunities. As a result, the Compensation Committee may apply a different mix of base salary, cash bonus incentive compensation and equity compensation to different executive officer positions. The Company’s historical objectives have been to make executives’ overall compensation opportunity significantly contingent on operational and financial performance.

Base Salary

The Company reviews base salaries for the Chief Executive Officer and President and other executive officers annually to determine if a change is appropriate. In reviewing base salaries, several factors are considered including a comparison to base salaries paid for comparable positions in the Compensation Peer Group, the relationship among base salaries paid within the Company and individual experience and performance. The Company’s intent is to fix base salaries at levels consistent with comparable industry positions, Company performance and remunerative objectives, including the ability to attract, motivate and retain highly talented individuals in a competitive environment while retaining an appropriate balance between fixed and performance-contingent compensation elements.

Chairman of the Board, President and Chief Executive Officer

Mr. Chisholm is compensated under a Services Agreement that pays two entities controlled by Mr. Chisholm (the “Chisholm Companies”) as an independent contractor. In addition, Mr. Chisholm entered into an agreement with the Company under which he also became an employee of the Company. In May 2011, the Company amended Mr. Chisholm’s services agreement to increase these monthly payments, in the aggregate, from $42,000 to $50,167 as compensation for his services. In addition, in November 2011, the Company agreed to pay Mr. Chisholm a monthly salary of $4,000.

Other Executive Officers

After a review of responsibilities, performance and the Company’s understanding of salary levels typically available to officers filling comparable positions in other public energy services companies, the following salaries were approved effective during 2011:

Name	Title	Beginning Salary	New Salary		Percent Increase
Steven A. Reeves	EVP-Operations	$275,000	$295,000	(1)	7.30%
Jesse E. Neyman	EVP-Finance	$250,000	$270,000	(1)	8.0%
Johnna D. Kokenge	CAO	$215,000	$255,000	(2)	18.6%

(1)

After a review of responsibilities, performance and the Company’s understanding of salary levels typically available to officers filling comparable positions in other public energy services companies, the noted salaries were approved effective May 31, 2011

(2)

After a review of responsibilities, performance and the Company’s understanding of salary levels typically available to officers filling comparable positions in other public energy services companies, the noted salary was approved effective August 1, 2011

Annual Bonus Compensation

Under the terms of the 2010 Management Incentive Plan (“MIP”), named executive officers and other leadership employees had the opportunity to earn annual cash incentives based on the achievement of Company performance as measured by Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Adjusted EBITDA results may be adjusted to recognize stock compensation, financing transaction costs (whether paid in cash or not), and other noncash or nonrecurring charges not directly related to the ongoing operations of the Company. Determination of Adjusted EBITDA is based solely on the judgment of the Audit Committee of the Board of Directors. In 2011, target performance was achieved, Mr. Chisholm would earn a bonus equal to 60% of his salary while other officers could earn 50% of their salary. Further, if Adjusted EBITDA results attained only a minimum-defined level, 80% of target bonuses would be earned, and if Adjusted EBITDA results achieved a maximum defined level, 125% of target bonuses would be earned.

Executives were given the opportunity to elect to receive 50% of their target bonus in restricted shares of Flotek Common Stock awarded conditionally at the beginning of the year based on the fair market value of the Common Stock on the date of grant subject to the agreement that none of the shares would vest if minimum performance was not achieved and that any bonus earned in excess of 50% of the target amount would be paid in cash. All named executive officers elected to receive 50% of their target award in equity receiving a number of shares equal to 50% of target bonus divided by $8.52, the fair market value of the Company’s Common Stock on June 3, 2011.

The table below shows the range of bonus opportunities based on various EBITDA results, the actual EBITDA result and bonus amounts earned as a result of the Company’s 2011 performance.

	Minimum	Target	Maximum	Actual*
John W. Chisholm	$312,000	$390,000	$487,500	$487,500
Steven A. Reeves	$118,000	$147,500	$184,375	$184,375
Jesse E. Neyman	$108,000	$135,000	$168,750	$168,750
Johnna D. Kokenge	$102,000	$127,500	$159,375	$159,375

* As described above, a portion of earned value of bonuses took the form of restricted stock if elected by the executive. Such shares vested upon certification by the Compensation Committee of the Board that performance requirements for vesting were met. The number of shares associated with this election were: John W. Chisholm—22,887 shares; Steve A. Reeves—8,656 shares; Jesse E. Neyman—7,923 shares; and Johnna D. Kokenge—7,923 shares.

2011 Equity Bonus Election
John W. Chisholm	22,887
Steven A. Reeves	8,656
Jesse E. Neyman	7,923
Johnna D. Kokenge	7,923

In addition to the bonus opportunities and earnings described above, a special, one-time opportunity was established in regard to Ms. Kokenge. Under the terms approved by the Compensation Committee, Ms. Kokenge could earn a supplemental bonus in the amount of $20,000 if the Company’s Enterprise Resource Planning system (“ERP”) was successfully implemented by October 1, 2011. In November 2011 the Committee awarded to Ms. Kokenge the $20,000 ERP system bonus.

The MIP provides that the Compensation Committee may approve discretionary bonus awards. In evaluating the performance of the Company and named executive officers in 2011, the Compensation Committee agreed that 2011 bonus targets and maximum payment limits were set conservatively early during the year when the Company’s near-term potential remained unclear. When presented with amounts earned under the program as shown above, the Compensation Committee did not believe that such amounts were adequate compensation for a management team that had saved the Company from court-ordered restructuring and delivered extraordinary earnings and cash flow that will fuel future growth. On this basis, the Compensation Committee approved the following supplemental bonus amounts that, in general, were deemed, in combination with the amounts disclosed above, to be consistent with amounts that would have been earned if a fully-competitive bonus opportunity had been approved at the beginning of the year.

2011 Executive Supplemental Bonus
John W. Chisholm	$285,000
Steven A. Reeves	$150,000
Jesse E. Neyman	$75,000
Johnna D. Kokenge	$100,000

2011 Equity Compensation

The historical practice of the Compensation Committee has been to grant restricted stock and/or options to attract, retain, motivate and reward employees and executive officers, and to encourage ownership in the Company. The grant value of awards is normally determined by the Compensation Committee based on its understanding of competitive practices, internal equity considerations, performance, and the potential of the employee. In 2011, particular focus was placed on executives’ performance in executing a strategy that would position the Company for the future, the need to retain a management team with a proven track record and to award a significant contingent equity ownership opportunity to maintain focus on long-term results.

In April 2011 grants of restricted stock were awarded to Messrs. Chisholm and Reeves and Ms. Kokenge. These restricted shares will vest two years from the date of grant if: (1) the executive is employed on the vesting date; (2) if the minimum level of Adjusted EBITDA (as defined in the award agreements) required for bonuses to be earned under the Company’s 2011 MIP is achieved; and (3) certain of the Company’s lenders do not disapprove of the awards. The approval of these lenders of these grants was obtained. The number of shares granted was as follows:

Restricted Shares
John W. Chisholm	200,000
Steven A. Reeves	50,000
Johnna D. Kokenge	50,000

In April 2011 grants of nonqualified stock options with a term of six years were awarded to executive officers as shown below. The options are scheduled to vest on the second anniversary of their grant date, but may be forfeited for the same reasons that 2011 restricted stock awards might be forfeited as discussed above.

Options
John W. Chisholm	400,000
Steven A. Reeves	200,000
Jesse E. Neyman	100,000
Johnna D. Kokenge	200,000

All stock-based payments awarded by the Compensation Committee have been reflected in our consolidated financial statements based on the applicable accounting guidance in Accounting Standards Codification (“ASC”) Topic 718, “Compensation—Stock Compensation.” Costs resulting from all stock-based payment transactions are recognized in the financial statements based on a fair value measurement method. The Company utilizes the Black-Scholes option-pricing model to estimate the award’s grant-date fair value, and recognize compensation expense on a straight-line basis over the vesting period.

Employment and Separation Agreements

John W. Chisholm – Services Agreement

On November 10, 2010, Flotek and a company controlled by John W. Chisholm, President and Chairman of the Board of Directors (the “Chisholm Company”), entered into the Second Amended and Restated Service Agreement (the “Service Agreement”), pursuant to which the Chisholm Company agreed to continue to provide the services of Mr. Chisholm to Flotek. The Service Agreement provides that Flotek will pay the Chisholm Company a monthly amount as consideration for the provision of Mr. Chisholm’s services.

Pursuant to the terms of the Service Agreement, Flotek granted Mr. Chisholm options to purchase 300,000 shares of Flotek common stock and issued Mr. Chisholm 300,000 shares of Flotek restricted stock. In addition, the Chisholm Company will be eligible to receive certain target bonuses for each of the years 2010, 2011 and 2012.

The Service Agreement provides that Mr. Chisholm will provide his services to Flotek under the Service Agreement until December 31, 2012, at which time the term will be automatically extended for successive 12-month periods unless otherwise terminated. Flotek may terminate the Service Agreement at any time and for any reason with or without Cause (as defined in the Service Agreement) and the Chisholm Company may terminate the Service Agreement for Good Reason (as defined in the Service Agreement). Upon termination of the Service Agreement by Flotek without Cause (but not in connection with a Change of Control) or by the Chisholm Company for Good Reason, the Chisholm

Company will be entitled to receive severance compensation equal to the base compensation and target bonus in effect for the year in which the termination occurs. If the Service Agreement is terminated by Flotek without Cause or by the Chisholm Company for any reason as an integral part of or within six months after a Change of Control (as defined in the Service Agreement), the Chisholm Company will be entitled to receive severance compensation equal to two times the base compensation and target bonus in effect for the year in which the Change of Control occurs. If the Service Agreement is terminated by Flotek with Cause, or due to the death or disability of Mr. Chisholm, the Chisholm Company will be entitled to receive the base compensation earned and payable through the date of termination. The Service Agreement also contains certain non-solicitation restrictions for a period of 24 months following the date of termination of the Service Agreement.

Contemporaneous with Flotek’s entry into the Service Agreement with the Chisholm Company, Flotek and John Chisholm entered into a Letter Agreement, dated November 10, 2010 (the “Letter Agreement”), pursuant to which Flotek agreed to employ Mr. Chisholm for a term equal to the term provided for in the Service Agreement. Pursuant to the terms of the Letter Agreement, Flotek will pay Mr. Chisholm a monthly salary that may be adjusted from time-to-time. Mr. Chisholm is subject to certain confidentiality obligations and non-solicitation restrictions for a period of 24 months following the date of termination of the Letter Agreement.

Steven A. Reeves – Employment Agreement

On May 10, 2010, the Company and Mr. Reeves entered into an Employment Agreement in connection with his position as Executive Vice President, Operations, Business Development and Special Projects of the Company.

The Employment Agreement with Mr. Reeves (i) provides for a term of employment until the earlier of (1) May 31, 2012, (2) Mr. Reeves’s resignation with or without good reason (as defined in the Employment Agreement) or Mr. Reeves’s death or disability and (3) termination by the Company with or without cause (as defined in the Employment Agreement); (ii) provides that, upon termination of Mr. Reeves’s employment by the Company without cause or by Mr. Reeves for good reason prior to May 31, 2012, and subject to the satisfaction of certain other specified conditions, including the execution of a confidential severance and release agreement, Mr. Reeves will be entitled to receive (1) severance compensation equal to two-thirds of the sum of his annual base salary and target bonus, payable in eight monthly installments equal to one-eighth of such severance compensation, payable at the end of each full calendar month following the first full calendar month after execution of a confidential severance and release agreement, and (2) coverage at the Company’s expense under the employee health insurance plan for a period of eight months following execution of a confidential severance and release agreement; and (iii) contains certain non-solicitation and non-compete restrictions for a period of 24 months following the date of termination of employment with the Company.

Pursuant to the terms of the Employment Agreement, Mr. Reeves’ annualized base salary was established at $275,000 and he was awarded a grant of 150,000 shares of common stock of the Company pursuant to the Company’s Long Term Incentive Plan. The shares of common stock will vest over a four-year period and will vest immediately upon Mr. Reeves’s death, resignation for good reason, termination without cause or upon a change of control of the Company. In addition to the foregoing, Mr. Reeves is entitled to certain other perquisites, annual bonuses in accordance with the Company’s management incentive plan, and reimbursement for reasonable expenses.

M. Kevin Fisher – Employment Agreement

On November 30, 2011, the Company and Mr. Fisher entered into an Employment Agreement in connection with his election as Executive Vice President, Business Development and Marketing of the Company.

The Employment Agreement with Mr. Fisher (i) provides for a term of employment until the earlier of (1) December 31, 2013, (2) Mr. Fisher’s resignation with or without good reason (as defined in the Employment Agreement) or Mr. Fisher’s death or disability and (3) termination by the Company with or without cause (as defined in the Employment Agreement); (ii) provides that, upon termination of Mr. Fisher’s employment by the Company without cause or by Mr. Fisher for good reason prior to

December 31, 2013, and subject to the satisfaction of certain other specified conditions, including the execution of a confidential severance and release agreement, Mr. Fisher will be entitled to receive (1) severance compensation equal to two-thirds of the sum of his annual base salary and target bonus, payable in eight monthly installments equal to one-eighth of such severance compensation, payable at the end of each full calendar month following the first full calendar month after execution of a confidential severance and release agreement, and (2) coverage at the Company’s expense under the employee health insurance plan for a period of eight months following execution of a confidential severance and release agreement; and (iii) contains certain non-solicitation and non-compete restrictions for a period of 24 months following the date of termination of employment with the Company.

Pursuant to the Employment Agreement, Mr. Fisher’s initial annualized base salary is $305,000, he received a cash bonus on the commencement of his employment of $100,000 and was awarded a grant of 200,000 shares of common stock of the Company pursuant to one of the Company’s long term incentive plans. The shares of common stock will vest over a two-year period and will vest immediately upon Mr. Fisher’s death, resignation for good reason, termination without cause or upon a change of control of the Company. In addition to the foregoing, Mr. Fisher will be entitled to certain other perquisites, annual bonuses in accordance with the Company’s management incentive plan and reimbursement for reasonable expenses.

Jesse E. Neyman – Employment Agreement

On August 11, 2009, the Company and Mr. Neyman, entered into an Employment Agreement pursuant to which Mr. Neyman would serve as Chief Financial Officer of the Company.

The Employment Agreement with Mr. Neyman (i) provides for a term of employment until the earlier of (1) Mr. Neyman’s resignation with or without Good Reason (as defined in the Employment Agreement) or Mr. Neyman’s death or disability or (2) termination by the Company with or without Cause (as defined in the Employment Agreement); (ii) provides that, upon termination of Mr. Neyman’s employment by the Company without Cause or by Mr. Neyman for Good Reason and subject to the satisfaction of certain other specified conditions, including the execution of a release agreement, Mr. Neyman will be entitled to receive (1) a lump sum payment in an amount equal to one-half of the sum of his annual base salary and target bonus, payable at the end of the month following execution of a release agreement, (2) monthly payments in an amount equal to one-twelfth of the sum of his annual base salary and target bonus, payable for 13 months following execution of a release agreement, (3) a lump sum payment in an amount equal to five-twelfths of the sum of his annual base salary and target bonus, payable at the end of the fifteenth month following execution of a release agreement, and (4) coverage at the Company’s expense under the employee health insurance plan for a period of 24 months following execution of a release agreement; and (iii) contains certain non-solicitation and non-compete restrictions for a period of 24 months following the date of termination of employment with the Company.

Pursuant to the Employment Agreement, Mr. Neyman initially earned an annualized base salary of $250,000. Furthermore, Mr. Neyman also received a grant of stock options for 150,000 shares that will vest over four years pursuant to one of the Company’s Long Term Incentive Plans. Such award automatically vests upon a change of control of the Company. In addition to the foregoing, Mr. Neyman is entitled to certain other perquisites, annual bonuses in accordance with the Company’s management incentive plan and reimbursement for reasonable expenses.

Johnna D. Kokenge – Employment Agreement

On February 28, 2011, the Company and Ms. Kokenge entered into an Employment Agreement pursuant to which Ms. Kokenge will continue to serve as Vice President and Chief Accounting Officer of the Company.

The Employment Agreement with Ms. Kokenge (i) provides for a term of employment until the earlier of (1) December 31, 2012, (2) Ms. Kokenge’s resignation with or without Good Reason (as defined in the Employment Agreement) or Ms. Kokenge’s death or disability, and (3) termination by the Company with or without Cause (as defined in the Employment Agreement); (ii) provides that, upon termination of Ms. Kokenge’s employment by the Company without Cause (other than in connection with a Change of Control (as defined in the Employment Agreement)) or by Ms. Kokenge with Good Reason prior to the end of the term of employment and subject to the satisfaction of certain other specified conditions, Ms. Kokenge will be entitled to receive (1) severance compensation in an amount equal to 75% of the sum of her annual base salary and target bonus, payable in nine monthly installments at the end of each of the nine full calendar months following the execution and effectiveness of a release agreement and in an amount equal to one-ninth of such severance compensation and (2) coverage at the Company’s expense under the employee health insurance plan for a period of eight months following the execution and effectiveness of a release agreement; (iii) provides that if, within three months before or six months after a Change of Control, Ms. Kokenge’s employment with the Company is terminated by the Company without Cause or by Ms. Kokenge for any reason, she will be entitled to receive severance compensation equal to the greater of (1) the sum of her annual base salary and target bonus in effect for the year in which termination occurs and (2) the sum of her annual base salary and target bonus in effect for the year in which termination occurs, annualized over the period from termination until the expiration date of the Employment Agreement; and (iv) contains certain non-solicitation restrictions for a period of 12 months following the date of termination of employment with the Company.

Pursuant to her Employment Agreement, Ms. Kokenge initially earned an annual base salary of $215,000. Additionally, Ms. Kokenge received a one-time cash payment of $16,250 as additional compensation for the period from August 1, 2010 through November 9, 2010. Ms. Kokenge also received 100,000 shares of restricted common stock pursuant to one of the Company’s long term incentive plans. In addition to the foregoing, Ms. Kokenge is entitled to certain other perquisites, annual bonuses in accordance with the Company’s management incentive plan, and reimbursement for certain expenses.

Other Benefits

The Company believes establishing a competitive benefit package for employees is an important factor in attracting and retaining highly qualified personnel. Named executive officers are eligible to participate in all of our employee benefit plans, including medical, dental & vision care programs, Company-paid accidental death, dismemberment & life insurance, and Flotek’s 401(k) plan, on the same basis as other employees. During the first quarter of 2009, the Company provided a matching contribution on employee contributions of up to 4% of eligible compensation subject to statutory limits. Effective in April 2009 the matching contributions were suspended through December 31, 2010. As of January 1, 2011, the Company reinstated the 401(k) matching program for 50% of employee contributions made, up to 4% of qualified employee compensation contributions. The Company does not offer pension or retirement benefits other than the 401(k) plan. The Company’s international employees may have slightly different employee benefit plans than those offered domestic employees, typically as a result of legal requirements of the specific country.

Perquisites

The perquisites received by each senior executive are determined by past practices. The specific perquisites available to some of the Company’s named executives include:

•    Mr. Steven A. Reeves is provided the use of a Company-owned vehicle and provided a fuel allowance.

•    Mr. M. Kevin Fisher is provided a vehicle allowance.

Tax and Accounting Implications

Deductibility of Executive Compensation

The Compensation Committee is aware of the provisions of Section 162(m) of the Internal Revenue Code which provides that the Company may not deduct for federal income tax purposes annual compensation in excess of $1 million paid to certain employees. Performance-based compensation paid pursuant to stockholder-approved plans is not subject to the deduction limit as long as such compensation is approved by “outside directors” within the meaning of Section 162(m) of the Code.

The Compensation Committee makes every reasonable effort to structure and administer executive compensation opportunities so that compensation will not be subject to the Section 162(m) deduction limit. However, the Compensation Committee may from time to time approve payments and equity awards that cannot be deducted in order to maintain flexibility in structuring appropriate compensation opportunities in the interest of stockholders.

Accounting for Stock-Based Compensation

The Company accounts for stock-based payments in accordance with the requirements of Accounting Standards Codification (ASC) Topic 718. Under this accounting pronouncement, the Company is required to value unvested stock options granted under the fair value method and expense those amounts in the income statement over the stock option’s remaining vesting period. The Company considers the expenses associated with the grant of options and other long-term incentive awards in granting such awards.

Section 409A

To the extent we permit executives to defer compensation or we commit to deliver compensation at a later date than when earned and vested, we make every attempt to meet the requirements of Section 409A of the Internal Revenue Code. Failure to satisfy the Section 409A requirements could subject the executives receiving deferred compensation to a 20% excise tax.

2012 Compensation Decisions

On March 5, 2012 Mr. Chisholm was appointed Chief Executive Officer of the Company and, in connection with this appointment, Mr. Chisholm and the Company entered into an amended Services Agreement with companies affiliated with Mr. Chisholm (the “Chisholm Companies”) and a new letter agreement with Mr. Chisholm that establishes a salary, the right to participate in employee benefits programs, and subjects Mr. Chisholm to certain non-competition obligations should his employment with the Company terminate.

The principal changes to the amended Chisholm Companies Services Agreement were:

•    A change in the term of the agreement to three years, with an automatic extension in the term on a monthly basis.

•    The elimination of a “single-trigger” severance provision in the prior agreement that would have allowed Mr. Chisholm to terminate the agreement following a change in control of the Company and receive severance payments even if the reason for the termination was not “for good reason”.

•    The addition of a “best net” provision providing that if payments and benefits to Mr. Chisholm under the Services Agreement, together with any other payments which Chisholm and/or his affiliates has the right to receive from the Company and its affiliates, would constitute a “parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986), the payments and benefits payable pursuant to the Services Agreement or otherwise shall be either (i) reduced (but not below zero) so that the aggregate present value of all such payments and benefits received by Chisholm and his affiliates from the Company and its affiliates for purpose of Section 280G shall be $1.00 less than three times Chisholm’s “base amount” (as defined in Section 280G of the Code) and so that no portion of such payments received by Chisholm and his affiliates for purposes of Section 280G shall be subject to the excise tax imposed by Section 4999 of the Code, or (ii) paid in full, whichever produces the better net after-tax result for Chisholm, the Chisholm Companies, and his other affiliates (taking into account any applicable excise tax under Section 4999 of the Code and any applicable income tax).

2012 Salary Increases

Following a review of market data and the Company’s 2011 performance and in connection with Mr. Chisholm’s appointment as CEO, the following base compensation amounts were approved by the Compensation Committee on March 5, 2012:

John W. Chisholm	$695,000	*
Steven A. Reeves	$324,500
Jesse E. Neyman	$292,950
Johnna D. Kokenge	$277,950

* Includes amounts paid to the Chisholm Companies under the Services Agreement and salary paid under the letter agreement with Mr. Chisholm.

2012 Management Incentive Compensation Program (MIP)

In connection with the restructuring of compensation programs to improve the correlation of compensation opportunities and Company performance and to provide opportunities that are more consistent with market norms, the target opportunities for the Named Executive Officers were adjusted to the levels shown below:

Percent of Base Compensation
John W. Chisholm	80%
Steven A. Reeves	60%
M. Kevin Fisher	60%
Jesse E. Neyman	50%
Johnna D. Kokenge	55%

Bonuses will be earned under this program to the extent that 2012 Adjusted EBITDA targets are achieved. Fifty percent of the target amount is earned if a defined level of Adjusted EBITDA is achieved, 100% is earned if target Adjusted EBITDA is achieved, and 200% of target is earned if a maximum level of Adjusted EBITDA is achieved with bonus adjusted for Adjusted EBITDA between these thresholds on a linear basis, however, the Compensation Committee reserves discretion to make adjustment to equitably reduce the amount of the MIP bonuses to reflect developments, events, or actions which were not anticipated by the Compensation Committee when the MIP was established.

Named Executive Officers were offered the opportunity to elect to receive one-half of the target value of their 2012 MIP opportunity in the form of restricted shares of the Company’s common stock which is forfeitable if and to the extent that target Adjusted EBITDA is not achieved. All named Executive Officers elected to receive 50% of their target award in equity receiving a number of shares equal to 50% of target bonus divided by $11.04, the fair market value of the Company’s Common Shares on March 7, 2012.

2012 Long-Term Incentive Program

In order to address the Company’s objectives of retaining critical talent and increasing the amount of the long-term incentive opportunity that is contingent on the performance of the Company, the Compensation Committee first established 2012 target grant values in regard to each Named Executive Officers, expressed as a percentage of Base Compensation, as follows:

Percent of Base Compensation
John W. Chisholm	215%
Steven A. Reeves	175%
M. Kevin Fisher	175%
Jesse E. Neyman	90%
Johnna D. Kokenge	125%

Thirty percent of the target grant value of the 2012 long-term incentive opportunity was granted on March 7, 2012 in the form of restricted shares based on the fair market value of the shares as of that date $11.04, which shares vest ratably over a three-year period. The Named Executive Officer will have the opportunity to receive the grant of shares of Company common stock based on the issuance to that Named Executive Officer of performance units with respect to the remaining seventy percent of the target grant value. The number of performance units issued to the recipient is determined by dividing seventy percent of the target grant value by the fair market value of the shares as of the date $11.04 of the establishment of this opportunity. Shares of Company common stock will be issued with respect to these performance units to the extent that 2012

Adjusted EBITDA targets under the MIP are achieved. A number of shares of Company common stock equal to forty percent of the number of performance units will issued if the minimum amount of Adjusted EBITDA is achieved, a number of shares of Company common stock equal to 100% of the number of performance units will issued if the target amount of Adjusted EBITDA is achieved, and a number of shares of Company common stock equal to 200% of the number of performance units will issued if the maximum level of Adjusted EBITDA is achieved. If Adjusted EBITDA between these thresholds are achieved, the number of shares will be adjusted on a linear basis. Vesting of earned performance units occurs ratably over three years commencing with the date of grant; however, if maximum Adjusted EBITDA performance is achieved, vesting occurs ratably over two years commencing with the date of grant.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

L.V. “Bud” McGuire, Chairman

L. Melvin Cooper

Kenneth T. Hern

John S. Reiland

Richard O. Wilson

April 23, 2012

Summary Compensation Table

The following table sets forth information regarding compensation earned in or with respect to our fiscal years 2011, 2010 and 2009 by:

•	each person who served as our principal executive officer in 2011, 2010 and 2009;
•	each person who served as our principal financial officer in 2011, 2010 and 2009;
•	the Company’s three most highly compensated executive officers, other than our chief executive officer and chief financial officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Restricted Stock ($)		Stock Options ($)		All Other Compensation ($)		Total ($)
John W. Chisholm – President, Chairman of the	2011	48,000	772,800	(1)	1,838,000	(2)	2,084,726	(3)	921,857		5,665,383
Board of Directors and Chief Executive Officer	2010	5,538	362,876		683,650		555,584		674,447		2,282,095
	2009	–	–		36,003		246,472		260,750		543,225

Steven A. Reeves – Executive Vice President,	2011	286,667	334,675	(1)	459,500	(2)	1,042,363	(3)	6,954	(4)	2,130,159
Operations	2010	275,000	240,207		310,500		–		600		826,307
	2009	331,549	50,000		260,608		110,073		3,561		755,791

M. Kevin Fisher – Vice President, Global Business	2011	25,417	100,000	(1)	1,822,000	(2)	–		923		1,948,340
Development

Jesse E. Neyman – Executive Vice President, Finance	2011	261,667	245,153	(1)	–		521,182	(3)	6,354		1,034,355
	2010	250,000	225,203		–		–		–		475,203
	2009	240,656	20,000		80,009		270,561		2,154		613,380

Johnna D. Kokenge – Vice President, Chief	2011	231,667	279,675	(1)	459,500	(2)	1,051,892	(3)	5,912		2,028,645
Accounting Officer	2010	138,750	129,210		243,145		–		–		511,105

(*)    The Company does not have any executive officers other than the President and Chief Executive Officer, Executive Vice President, Operations; Executive Vice President, Business Development and Special Projects; Executive Vice President, Finance; and Chief Accounting Officer and Vice President.

(1)    Mr. Chisholm, Mr. Reeves, Mr. Neyman, and Ms. Kokenge received as part of the 2010 MIP Bonus plan $772,500, $334,375, $243,750, and $259,375, respectively. Mr. Fisher received a signing bonus of $100,000 as part of his employment agreement. Ms. Kokenge received a $20,000 bonus during 2011 for the implementation of the JD Edwards ERP system.

(2)    Represents the amounts recognized for financial reporting purposes in accordance with ASC Topic 718 for the year ended December 31, 2011, related to restricted stock awards made pursuant to the 2010 Long Term Incentive Plan. These amounts include awards granted during 2011 and reflect the fair value amount of compensation of the awards and the fair value of the awards on the date of grant. The restricted stock awards are expensed over a vesting period for each respective grant. The grant date fair value of the restricted stock awards granted to Mr. Chisholm, Mr. Reeves and Ms. Kokenge on April 19, 2011 as determined pursuant to ASC Topic 718, was $9.19 per share, respectively. The grant date fair value of the restricted stock award granted to Mr. Fisher on November 30, 2011 as determined pursuant to ASC Topic 718 was $9.11 per share pursuant to the terms of his employment agreement of the same date. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for a description of the ASC Topic 718 valuation.

(3)    Represents the amounts recognized for financial reporting purposes in accordance with ASC Topic 718 for the year ended December 31, 2011, related to stock options granted pursuant to our 2010 Long Term Incentive Plan. These amounts include stock options granted during fiscal 2011 and reflect the fair value amount of the awards and the fair value of the awards on the date of grant. The grant date fair value of the stock option awards granted to Mr. Chisholm Mr. Reeves, Mr. Neyman, and Ms. Kokenge on April 11, 2011, as determined pursuant to ASC Topic 718, was $5.21 per share. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for a description of the ASC Topic 718 valuation.

(4)    The expenses for all Company provided vehicles were determined through averaging the FMV, odometer reading and estimated percentage personal use.

The following table details “All Other Compensation”:

		($)	($)	($)	($)	($)
Name and Principal Position	Year	Company Provided Vehicle	Company Match 401 (k)	Services and Consulting Contracts (a)	Non- employee Director Fees (b)	All Other Compensation
John W. Chisholm – President, Chairman of the Board of	2011	–	37	921,818	–	921,855
Directors, and Chief Executive Officer	2010	–	–	629,000	45,447	674,447
	2009	–	–	174,200	86,550	260,750

Steven A. Reeves – Executive Vice President, Operations	2011	600	6,354	–	–	6,954
	2010	600	–	–	–	600
	2009	600	2,961	–	–	3,561

M. Kevin Fisher – Executive Vice President, Global Business	2011	923	–	–	–	923
Development

Jesse E. Neyman – Executive Vice President, Finance	2011	–	6,354	–	–	6,354
	2009	–	2,154	–	–	2,154

Johnna D. Kokenge – Chief Accounting Officer and Vice	2011	–	5,912	–	–	5,912
President

(a)	Mr. Chisholm received $921,818 in 2011, $629,000 in 2010 and $174,200 related to his services contract with the Company.
(b)

Mr. Chisholm received, in 2010, prior to election as President, $45,447 in Board of Director fees and, in 2009, $86,400 in Board of Director fees. The fees consisted of $23,847 in retainer fees and $21,600 in meeting fees.

Equity-Related Compensation

The following table discloses the number of restricted stock awards and stock options granted during the fiscal year ended December 31, 2011, to each named executive officer, including the grant date fair value of these awards.

2011 Grants of Plan Based Awards

		($)			($)			(#)	(#)	($/Share)	(#)
Name	Grant Date Equity Based Awards	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other stock awards: Number of shares of stock or units	All other option awards: Number of securities underlying options (1)	Exercise or base price of award or option	Grant date fair value for stock and option award (2)
		Threshold	Target	Maximum	Threshold	Target	Maximum
John W. Chisholm	4/8/2011	–	–	–	–	–	–	–	400,000	5.21	2,084,726
	4/8/2011	–	–	–	–	–	–	200,000	–	9.19	1,838,000
		312,000	390,000	772,500	–	–	–	–	–	–	–

Steven A. Reeves	4/8/2011	–	–	–	–	–	–	–	200,000	5.21	1,042,363
	4/8/2011	–	–		–	–	–	50,000	–	9.19	459,500
		118,000	147,500	334,375	–	–	–	–	–	–	–

M. Kevin Fisher	11/30/2011	–	–	–	–	–	–	200,000	–	9.11	1,822,000

Jesse E. Neyman	4/8/2011	–	–	–	–	–	–	–	100,000	5.21	521,182
		108,000	135,000	243,750	–	–	–	–	–	–	–

Johnna D. Kokenge	4/8/2011	–	–	–	–	–	–	–	200,000	5.21	1,051,892
	4/8/2011	–	–	–	–	–	–	50,000	–	9.19	459,500
		102,000	127,500	259,375	–	–	–	–	–	–	–

(1)    This column reports the number of shares purchasable upon exercise of stock options granted under the 2010 Long-Term Incentive Plan. The April 8, 2011 stock options vest on the anniversary grant date two years from the date of grant, assuming the named executive officer is still actively employed by the Company on each vesting date.

(2)    This column reports the grant date fair value of each equity award granted in 2011 computed in accordance with ASC Topic 718.

The following table provides information relating to outstanding equity-based awards held by each named executive officer as of December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
		(#)		(#)		(#)	($)
Name	Year of Grant Date	Number of securities underlying unexercised options exercisable		Number of securities underlying unexercised options unexercisable		Equity Incentive plan awards: number of securities underlying unexercised unearned options	Option Exercise price	Option Expiration Date
John W. Chisholm	2004	332	(1)	–		–	2.30	12/22/2014
	2005	20,000	(2)	–		–	9.40	12/21/2015
	2007	7,800	(3)	–		–	22.37	5/16/2013
	2008	3,471	(4)	1,157	(4)	–	22.75	3/27/2014
	2009	13,334	(5)	13,334	(5)	–	2.51	2/16/2019
	2009	400,000	(3)	–		–	1.02	12/22/2019
	2010	199,998	(6)	100,002	(6)	–	2.17	11/10/2020
	2011	–		400,000	(7)	–	8.52	1/1/2021

Steven A. Reeves	2007	15,348	(8)	–		–	13.81	3/12/2013
	2008	6,510	(4)	2,170	(4)	–	22.75	3/27/2014
	2008	2,586	(9)	5,138	(9)	–	22.75	8/8/2014
	2009	40,742	(5)	40,742	(5)	–	2.51	2/16/2019
	2011	–		200,000	(7)	–	8.52	1/1/2021

Jesse E. Neyman	2007	3,070	(8)	–		–	13.81	3/12/2013
	2008	4,338	(4)	1,446	(4)	–	22.75	3/27/2014
	2009	19,630	(5)	29,630	(5)	–	2.51	2/16/2019
	2009	75,000	(2)	75,000	(2)	–	2.30	8/11/2019
	2011	–		100,000	(7)	–	8.52	1/1/2021

Johnna D. Kokenge	2011	–		200,000	(7)	–	8.33	1/1/2021

(1)

These stock options vested in four equal annual installments beginning December 22, 2005. The remaining three installments vested on December 22, 2005. On December 22, 2005, the Compensation Committee, on behalf of the Board, approved the acceleration of the vesting of all previously unvested stock option granted under the 2003 and 2005 Long Term Incentive Plan.

(2)	These stock options will vest in four equal annual installments beginning on August 11, 2009.
(3)	These stock options fully vested on June 30, 2010.
(4)	These stock options will vest in four equal annual installments beginning on March 28, 2009.
(5)	These stock options will vest in four equal annual installments beginning February 16, 2010.
(6)	These stock options will vest in three equal annual installments beginning on December 31, 2010.
(7)	These stock options will vest in four equal annual installments beginning April 8, 2011.
(8)	These stock options vest in four equal annual installments beginning on March 13, 2008.
(9)	These stock options will vest in four equal annual installments beginning on August 8, 2009.

	Restricted Stock Awards
		(#)		($)	(#)		($)
Name	Year of Grant Date	Number of shares or units that have not vested		Market value of shares or units of stock that have not vested	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (1)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
John W. Chisholm	2008	440	(2)	4,382	–		–
	2009	7,172	(3)	71,433	–		–
	2010	100,000	(4)	996,000	–		–
	2011	200,000	(5)	1,992,000	–		–

Steven A. Reeves	2008	–		–	825	(6)	8,217
	2008	–		–	734	(7)	7,311
	2009	71,914	(3)	716,263	–		–
	2010	112,500	(8)	1,120,500	–		–
	2011	50,000	(5)	498,000	–		–

M. Kevin Fisher	2011	200,000	(9)	1,992,000	–		–

Jesse E. Neyman	2008	–		–	550	(6)	5,478
	2009	15,938	(3)	158,742	–		–

Johnna D. Kokenge	2010	33,333	(4)	331,997	–		–
	2010	17,718	(10)	176,471	–		–
	2011	50,000	(5)	498,000	–		–

(1)    The dollar value of the unvested shares of restricted stock reported are valued at the closing price of Flotek’s Common Stock on December 31, 2010 ($5.45 per share).

(2)    The total number of unvested shares of restricted stock grant on March 28, 2008 to Mr. Chisholm. The grant of 1,760 vest at 25% on each anniversary date of the grant.

(3)    The total number of unvested shares of restricted stock grant on February 16, 2009. The restricted stock grant vest at 25% on each anniversary date of the grant.

(4)    The total number of unvested shares of restricted stock grant on November 11, 2010. The restricted stock grant vest at 33.3% on December 31 of each year beginning with December 31, 2010.

(5)    The total number of unvested shares of restricted stock grant on April 8, 2011. The restricted stock grant vest at the 2 year anniversary date.

(6)    The numbers in this column reflects the total number of unvested performance shares, at the target level of performance, granted on March 13, 2007. The payout, if any, will occur at the one-fourth each anniversary of the date of the grant.

(7)    The numbers in this column reflects the total number of unvested performance shares, at the target level of performance, granted on March 28, 2008. The payout, if any, will occur at the one-fourth each anniversary of the date of the grant.

(8)    The total number of unvested shares of restricted stock grant on November 11, 2010. The restricted stock grant vest at 25% on May 10 of each year beginning with May 10, 2011.

(9)    The total number of unvested shares of restricted stock grant on November 30, 2011. The restricted stock grant vest at 33.3% on December 31 of each year beginning with December 31, 2011.

(10)    The total number of unvested shares of restricted stock granted on April 6, 2010. The restricted stock grant vest at 25% at each anniversary date of the grant.

The following table sets forth certain information regarding the value realized upon the exercise of stock options and upon the vesting of restricted stock awards by each of the named executive officers during the fiscal year ended December 31, 2011.

Option Exercises and Restricted Stock Vested

	Option Awards		Restricted Stock Awards
	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting	Value realized on Vesting
John W. Chisholm	–	$–	113,017	$1,103,941
Steve A. Reeves	40,742	$220,007	60,310	$523,059
M. Kevin Fisher	–	$–	–	$–
Jesse E. Neyman	10,000	$76,600	12,219	$92,521
Johnna D. Kokenge	–	$–	42,151	$407,352

Potential Payments upon Termination of Employment or Change in Control

The following table describes the circumstances that will trigger acceleration of vesting of certain stock options and restricted stock grants and quantifies the value of the stock options or restricted stock grants the vesting of which would have accelerated upon the occurrence of the specified events, assuming that such event had occurred on December 31, 2011 and based on the closing price on our Common Stock on that date ($9.96).

Name and Participant Position	Termination Event	Salary	Bonus	Health	Acceleration of Unvested Equity	Total
John W. Chisholm	Change In Control	$1,300,000	$780,000	$–	$4,478,108	$6,558,108
President, Chairman of the BOD and Chief	Good Reason	$650,000	$390,000	$–	$4,302,955	$5,342,955
Executive Officer	Without Cause	$650,000	$390,000	$–	$4,302,955	$5,342,955
	Death	$–	$–	$–	$4,473,726	$4,473,726
	Disability	$–	$–	$–	$4,303,955	$4,303,955

Steve A. Reeves	Change In Control	$–	$–	$–	$2,799,602	$2,799,602
Executive Vice President, Operations	Good Reason	$196,667	$98,333	$8,855	$2,356,714	$2,660,569
	Without Cause	$196,667	$98,333	$8,855	$2,356,714	$2,660,569
	Death	$–	$–	$–	$2,878,505	$2,878,505
	Disability	$–	$–	$–	$2,270,500	$2,270,500

M. Kevin Fisher	Change In Control	$406,667	$–	$–	$1,992,000	$2,398,667
Executive Vice President, Global Business	Good Reason	$203,333	$–	$8,855	$1,992,000	$2,204,188
Development	Without Cause	$203,333	$–	$8,855	$1,992,000	$2,204,188
	Death	$–	$–	$–	$1,992,000	$1,992,000
	Disability	$–	$–	$–	$1,992,000	$1,992,000

Jesse E. Neyman	Change In Control	$–	$–	$–	$–	$–
Executive Vice President, Finance	Good Reason	$540,000	$270,000	$26,565	$1,115,377	$1,951,942
	Without Cause	$540,000	$270,000	$26,565	$730,413	$1,566,978
	Death	$–	$–	$–	$1,109,899	$1,109,899
	Disability	$–	$–	$–	$155,913	$155,913

Johnna D. Kokenge	Change In Control	$255,000	$127,500	$–	$1,060,224	$1,442,724
Vice President, Chief Accounting Officer	Good Reason	$191,250	$95,625	$89	$728,224	$1,015,188
	Without Cause	$191,250	$95,625	$89	$1,060,224	$1,347,188
	Death	$–	$–	$–	$1,236,695	$1,236,695
	Disability	$–	$–	$–	$1,236,695	$1,236,695

For purposes of awards under our long-term incentive plans, “Change-in-Control” of the Company means the first to occur of the following events:

(i)

Any person (subject to certain exceptions) becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)

During any period of one (1) year, individuals who at the beginning of such period constitute the Board (and any new Director whose election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason to constitute a majority thereof; or

(iii)

(A) The sale or disposition of all or substantially all the Company’s assets, or (B) a merger, consolidation, or reorganization of the Company with or involving any other entity, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

For purposes of awards under our long-term incentive plans, “Cause” means the termination of an employee for any of the following reasons, as determined by the Compensation Committee:

(i)

An employee willfully fails to substantially perform the employee’s duties (other than any such failure resulting from the employee’s total and permanent disability) after a written demand for substantial performance has been delivered by the Company to the employee that specifically identifies the manner in which the Corporation believes that the employee has not substantially performed the employee’s duties, and the employee fails to remedy such failure within ten (10) calendar days after receiving such notice;

(ii)	An employee is convicted (by trial, plea of guilty or plea of nolo contendere) for committing an act of fraud, embezzlement, theft, or other act constituting a felony;
(iii)

An employee willfully engages in gross misconduct or willfully violates a Company or a subsidiary policy which is materially and demonstrably injurious to the Company and/or a subsidiary after a written demand to cease such misconduct or violation has been delivered by the Company to the employee that specifically identifies the manner in which the Company believes that the employee has violated this Paragraph (iii), and the employee fails to cease such misconduct or violation and remedy any injury suffered by the Company or the subsidiary as a result thereof within thirty (30) calendar days after receiving such notice. However, no act or failure to act, on the employee’s part shall be considered “willful” unless done, or omitted to be done, by the employee not in good faith and without reasonable belief that the employee’s action or omission was in the best interest of the Company or the subsidiary; or

(iv)	An employee commits a material breach of any noncompetition, confidentiality or similar agreement with the Company or a subsidiary, as determined under such agreement.

(1) Upon termination of the agreement between Flotek and the Chisholm Companies within six months of a Change in Control, the Chisholm Companies would be entitled to receive (i) the product of two multiplied by the base compensation and target bonus in effect for the year in which the Change in Control occurs and (ii) the accelerated vesting of all unvested stock options and RSAs. If the agreement between Flotek and the Chisholm Companies were to be terminated (a) by the Chisholm Companies for good reason or (b) by the Company without cause, the Chisholm Companies would be entitled to receive (i) severance equal to the base compensation and target bonus in effect for the year in which the termination occurred, as well as (ii) the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreements. If the contract between Flotek and the Chisholm Companies were to be terminated as a result of Mr. Chisholm’s death, the Chisholm Companies would receive the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreements. Upon a termination of the contract due to the disability of Mr. Chisholm, the Chisholm Companies would be entitled to receive the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreements.

(2) Upon termination of employment of Mr. Fisher three months before or six months after a of Change in Control either without cause or by the employee for good reason, Mr. Fisher would be entitled to receive (i) two-thirds of the sum of his annual base salary and target bonus in effect for the year in which the termination date occurs annualized over the period from the termination date until the expiration date of the contract and (ii) the accelerated vesting of all unvested stock options and RSAs. If employment of Mr. Fisher were to be terminated (a) by Mr. Fisher for good reason or (b) by the Company without cause, Mr. Fisher would be entitled to receive (i) severance equal two-thirds of his annual base salary and target bonus in effect for the year in which the termination occurred, (ii) coverage at Company expense under the employee health insurance plan for eight months, as well as (iii) the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreements. If employment of Mr. Fisher were to be terminated as a result of Mr. Fisher’s death, Mr. Fisher’s estate would receive the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreements. Upon a termination of the contract due to the disability of Mr. Fisher, he would be entitled to receive the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreements.

(3) Upon termination of employment of Mr. Reeves due to a Change in Control, Mr. Reeves would be entitled to receive the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreements. If employment of Mr. Reeves were to be terminated (a) by Mr. Reeves for good reason or (b) by the Company without cause, Mr. Reeves would be entitled to receive (i) severance equal two-thirds of his annual base salary and target bonus in effect for the year in which the termination occurred, (ii) coverage at Company expense under the employee health insurance plan for eight months, as well as (iii) the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreements. If employment of Mr. Reeves were to be terminated as a result of Mr. Reeves’ death, Mr. Reeves’ estate would receive the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreements. Upon a termination of the contract due to the disability of Mr. Reeves, he would be entitled to receive the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreements.

(4) Upon termination of employment of Mr. Neyman due to a Change in Control, Mr. Neyman would be entitled to receive the accelerated vesting of all unvested stock options and RSAs as provided in the individual grant agreements. If employment of Mr. Neyman were to be terminated (a) by Mr. Neyman for good reason or (b) by the Company without cause, Mr. Neyman would be entitled to receive (i) severance equal two-thirds of his annual base salary and target bonus in effect for the year in which the termination occurred, (ii) coverage at Company expense under the employee health insurance plan for eight months, as well as (iii) the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreements. If employment of Mr. Neyman were to be terminated as a result of Mr. Neyman’s death, Mr. Neyman’s estate would receive the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreements. Upon a termination of the contract due to the disability of Mr. Neyman, he would be entitled to receive the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreements.

(5) Upon termination of employment of Ms. Kokenge three months before or six months after a of Change in Control either without cause or by the employee for any reason, Ms. Kokenge would be entitled to receive (i) an amount equal to the sum of her annual base salary and target bonus in effect for the year in which the termination date and (ii) the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreements. If employment of Ms. Kokenge were to be terminated (a) by Ms. Kokenge for good reason or (b) by the Company without cause, Ms. Kokenge would be entitled to receive (i) severance equal 75% of her annual base salary and target bonus in effect for the year in which the termination occurred, (ii) coverage at Company expense under the employee health insurance plan for eight months, as well as (iii) the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreements. If employment of Ms. Kokenge were to be terminated as a result of Ms. Kokenge’s death, Ms. Kokenge’s estate would receive the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreements.

PROPOSAL 2: APPROVAL OF THE

2012 EMPLOYEE STOCK PURCHASE PLAN

The Company is asking stockholders to approve the adoption of the Flotek Industries, Inc. 2012 Employee Stock Purchase Plan (the “2012 ESPP”), the material terms of which are more fully described below. The Company’s Board of Directors approved the ESPP on April 11, 2012, subject to the stockholder approval solicited by this Proxy Statement. If approved by our stockholders 500,000 shares of Flotek common stock will be reserved for issuance thereunder. The 2012 ESPP will be effective upon its approval by our stockholders.

The Company’s stockholders are being asked to approve the 2012 ESPP and the Board’s reservation of shares under the 2012 ESPP for the purpose of qualifying such shares for special tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Summary of the 2012 ESPP

The principal features of the 2012 ESPP are summarized below. The following summary of the 2012 ESPP does not purport to be a complete description of all the provisions of the 2012 ESPP. It is qualified in its entirety by reference to the complete text of the 2012 ESPP, which is in Exhibit A of this proxy statement. Any Flotek stockholder who wishes to obtain a copy of the 2012 ESPP may do so upon written request to the Company’s Corporate Secretary at our principal executive offices.

General

The purpose of the 2012 ESPP is to provide the employees of the Company and the Company’s subsidiaries with an opportunity to purchase our common stock through accumulated payroll deductions.

Administration

The 2012 ESPP is administered by the Board, or a committee appointed by the Board. The Board has full power to interpret the 2012 ESPP, and the decisions of the Board, or the committee if applicable, are final and binding upon all participants.

Eligibility

Any employee of the Company or any subsidiary of the Company on a given Offering Date (as defined below) (other than a “highly compensated employee” within the meaning of Section 423(b)(4)(D) of the Code) will be eligible to participate in the 2012 ESPP beginning on that Offering Date, subject to the administrative rules established by the Board. An employee is generally defined as an individual who is an employee of the Company or its subsidiaries for tax purposes who is regularly employed for at least 20 hours per week. However, no employee is eligible to participate in the 2012 ESPP to the extent that, immediately after the grant, that employee would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any subsidiary, or to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrue at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. As of March 30, 2012, approximately 400 Flotek employees, including 4 executive officers, were eligible to participate in the 2012 ESPP.

Participation in an Offering

The 2012 ESPP is implemented by offering periods lasting for three months (an “Offering Period,” with the first day of each such period the “Offering Date”). If stockholders approve the 2012 ESPP, the first three-month Offering Period will begin on October 1, 2012, with subsequent Offering Periods commencing on January 1, April 1, July 1 and October 1 of each year. Common stock is purchased under the 2012 ESPP every three months on the last day of each Offering Period (a “Purchase Date”), unless the participant becomes ineligible to participate, withdraws from the 2012 ESPP or terminates employment prior to such date. To participate in the 2012 ESPP, each eligible employee must authorize contributions pursuant to the 2012 ESPP, which shall be made only by payroll deductions. Such payroll deductions may not exceed 10% (or such other limit as the Board may establish prior to the start of the applicable Offering Period) of a participant’s eligible compensation (limited to salary and/or wages) and are also subject to the limitations discussed above. A participant may increase or decrease his or her rate of contribution through payroll deductions at the beginning of an Offering Period, but at no time may such rate of contribution exceed 10%.

On the Offering Date of each Offering Period, each eligible employee participating in such Offering Period will be granted an option to purchase on the Purchase Date for such Offering Period (at the applicable Purchase Price, as defined below) up to a number of shares of the Company’s common stock determined by dividing such employee’s payroll deductions accumulated during an Offering Period and retained in the participant’s account as of the Purchase Date for such Offering Period by the applicable Purchase Price. Subject also to the limitations discussed above, an employee may not purchase more than 1,000 shares of common stock in any Offering Period.

Purchase Price; Shares Purchased.

Shares of common stock may be purchased under the 2012 ESPP at a “Purchase Price” equal to 85% of the fair market value of the common stock on the Purchase Date; however, the Board has the discretion to adjust the purchase price in the future. On March 30, 2012, the closing price per share of Flotek common stock was $12.02. The number of whole shares of common stock a participant purchases in each Offering Period is determined by dividing the total amount of the participant’s contributions during that Offering Period by the Purchase Price, subject to the 1,000 share limit.

Termination of Employment

Termination of a participant’s employment for any reason, including death, automatically cancels his or her option and participation in the 2012 ESPP. In such event, the contributions credited to the participant’s account will be returned without interest to him or her (or in the case of death, to the person or persons entitled to those contributions).

Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger, Acquisition or Asset Sale

Subject to any required action by the stockholders of the Company, in the event that Flotek common stock is changed by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar changes in our capital structure effected without the receipt of consideration, appropriate proportional adjustments may be made in the number of shares of stock subject to the 2012 ESPP, the number of shares of stock to be purchased pursuant to an option, the maximum number of shares of stock that may be purchased by a participant in an Offering Period and the price per share of common stock covered by an option. Any such adjustment will be made by the Board, whose determination shall be conclusive and binding. In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will be terminated immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company with another company, or the acquisition of more than 50% of the shares of voting stock of the Company then outstanding by certain persons, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the outstanding options, each Offering Period then in progress will be accelerated to a New Purchase Date that is set before the date of the Company’s proposed sale or merger. The participant’s option shall be exercised automatically on the New Purchase Date, unless the participant has previously withdrawn from the Offering Period in accordance with the 2012 ESPP.

Amendment and Termination of the Plan.

The Board may terminate or amend the 2012 ESPP at any time and for any reason, subject to the exceptions set forth in the 2012 ESPP. The Company will obtain any necessary stockholder approvals to comply with Section 423 of the Code, securities laws and regulations and stock exchange requirements. The 2012 ESPP will continue until May 18, 2022, unless otherwise terminated by the Board.

Withdrawal

Generally, a participant may withdraw from the 2012 ESPP by giving written notice to the Company. A participant’s withdrawal from an Offering Period will not affect his or her eligibility to participate in succeeding Offering Periods.

New Plan Benefits

Because benefits under the 2012 ESPP will depend on employees’ elections to participate and the fair market value of Flotek common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the 2012 ESPP is approved by the stockholders. Non-employee directors are not eligible to participate in the 2012 ESPP.

U.S. Federal Income Tax Consequences

If the Company’s stockholders approve this proposal, the 2012 ESPP, and the right of participants to make purchases thereunder, is intended to qualify as an “employee stock purchase plan” under the provisions of Section 423 of the Code. Under those provisions, no income will be taxable to a participant until the shares purchased under the 2012 ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon whether the holding period(s) set forth in Section 423 of the Code have been satisfied. If the shares are sold or otherwise disposed of more than two years from the applicable Offering Date and more than one year from the date of transfer of the shares to the participant, then the participant generally will recognize ordinary income measured as the lesser of (i) the excess of the amount received upon such sale or disposition over the Purchase Price, or (ii) an amount equal to 15% of the fair market value of the shares as of the Offering Date. Any additional gain should be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally as measured by the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to the Company.

The foregoing is only a summary of the effect of U.S. federal income taxation upon participants and the Company with respect to the 2012 ESPP based upon the U.S. federal income tax laws in effect as of the date of this proxy statement. It is not intended to be exhaustive and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable or the gift, estate, or any tax law other than U.S. federal income tax law. Because individual circumstances may vary, the Company advises all recipients to consult their own tax advisor concerning the tax implications of participation in the 2012 ESPP.

Approval of the 2012 ESPP requires the affirmative vote of a majority of the shares of Flotek common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2 TO APPROVE THE FLOTEK INDUSTRIES, INC. 2012 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 3: RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Hein & Associates LLP (“Hein”) as the independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2012. Hein acted as our independent registered public accounting firm in 2011. A representative of Hein is expected to attend the 2012 Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. The Board recommends that the stockholders ratify the selection of Hein as our independent registered public accounting firm.

Audit Fees

Hein & Associates LLP billed the Company and its subsidiaries fees as set forth in the table below for (i) the audits of the Company’s 2010 and 2011 annual financial statements, reviews of quarterly financial statements, and review of other documents filed with the Securities and Exchange Commission, (ii) assurance and other services reasonably related to the audit or review of the Company’s financial statements, including due diligence services and (iii) services related to tax compliance. There were no other fees billed by such independent registered public accounting firms during such years.

	($)	($)	($)	($)
	Audit Fees	Audit-Related Fees	Non-Audit Fees	Tax Fees
Fiscal Year 2010 (a)	700,000	100,000	—	400,000
Fiscal Year 2011	633,892	21,000	—	4,500

(a)	Fiscal year 2010 includes fees of UHY and Hein & Associates LLP. Fees related to Hein & Associates were approximately $600,000 of Audit Fees, $0 of Audit-related Fees and $0 for Tax Fees.

The Audit Committee of the Board has adopted policies regarding the pre-approval of auditor services. All additional services must be pre-approved on a case-by-case basis. All of the services provided by Hein during fiscal years 2010 and 2011 were approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 3 TO RATIFY THE SELECTION OF HEIN & ASSOCIATES LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2012.

OTHER MATTERS

The Board is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.

ANNUAL REPORT

An Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2011 is enclosed herewith. This report does not form any part of the material for solicitation of proxies.

FUTURE STOCKHOLDER PROPOSALS AND STOCKHOLDER COMMUNICATIONS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC and the Company’s bylaws.

In order for a stockholder nomination or proposal to be properly brought before next year’s annual meeting,

written notice of the proposal that complies with the Company’s bylaws must be received by the Company’s secretary (at the address below) not more than 150 days and not less than 90 days prior to the meeting, which is expected to be held in May 18, 2013.

In addition to the foregoing, should a stockholder wish to have a proposal appear in the Company’s proxy statement and form of proxy for next year’s annual meeting of stockholders, under regulations of the SEC, such proposal must be received by the Company’s secretary at 2930 W. Sam Houston Pkwy N. Suite 300, Houston, Texas 77043 on or before December 18, 2012.

Stockholders and interested parties who wish to communicate with the Board, or with any individual director, may do so by (1) calling Lighthouse Services Inc., a third party call center, at (800) 785-1003 or (2) correspondence addressed to the Board, or to an individual director, at the principal executive offices of the Company. All communications received from stockholders are sent directly to Board members.

Exhibit A

FLOTEK INDUSTRIES, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 2012 Employee Stock Purchase Plan of Flotek Industries, Inc.

1.      Purpose. The purpose of the Plan is to provide eligible employees of the Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and its Subsidiaries, and to provide an incentive for continued employment. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.      Definitions.

(a)     “Board” means the Board of Directors of the Company.

(b)    “Code” means the Internal Revenue Code of 1986, as amended.

(c)    “Common Stock” means the common stock, par value $.0001 per share, of the Company.

(d)    “Company” means Flotek Industries, Inc., a Delaware corporation.

(e)    “Compensation” means salary and/or wages received by an Employee from the Company or a Subsidiary. By way of illustration, but not limitation, Compensation excludes bonuses, commissions, incentive compensation, relocation, expense reimbursements, or other reimbursements and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Subsidiary.

(f)    “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) transfers between locations of the Company or between the Company and its Subsidiaries.

(g)    “Contributions” means all amounts credited to the account of a participant pursuant to the Plan.

(h)    “Corporate Transaction” shall be deemed to have occurred upon any of the following events: (a) any “person” or “persons” (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Sections 13(d) and 14(d) of the Exchange Act) other than and excluding (i) the Company or any of its Subsidiaries, (ii) any employee benefit plan of the Company or any of its subsidiaries, (iii) any Subsidiary of the Company, (iv) an entity owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company or (v) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the shares of voting stock of the Company then outstanding; (b) the consummation of any merger, organization, business combination or consolidation of the Company with or into any other entity, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto and their respective affiliates holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company; or (c) the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto and their respective affiliates hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquirer, or parent of the acquiror, of such assets.

(i)    “Employee” means any person, including an Officer, who is an employee of the Company or one of its Subsidiaries for tax purposes and who is customarily employed for at least twenty (20) hours per week by the Company or one of its Subsidiaries.

(j)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)    “First Offering Period” means the three (3) month period commencing on October 1, 2012.

(l)    “Offering Date” means the first business day of each calendar quarter.

(m)  “Offering Period” means each continuous three (3) month period commencing on January 1, April 1, July 1 and October 1 of each year except for the First Offering Period as set forth in Section 4 of this Plan.

(n)   “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(o)   “Plan” means this 2012 Employee Stock Purchase Plan.

(p)   “Purchase Date” means the last day of each Offering Period of the Plan.

(q)   “Purchase Price” means with respect to an Offering Period an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Purchase Date.

(r)   “Share” means a share of Common Stock, as adjusted in accordance with Section 19 of the Plan.

(s)   “Subsidiary” means any corporation in which the Company, directly or indirectly, owns 50% or more of the combined voting power whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.      Eligibility.

(a)    Any person who is an Employee as of the Offering Date of a given Offering Period (including the First Offering Period) shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code. Notwithstanding the foregoing, Employees who as of the Offering Date of a given Offering Period (including the First Offering Period) are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate in such Offering Period under the Plan.

(b)    Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if, as specified in Section 423(b)(8) and applicable regulations of the Code, such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7(b) below) of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.      Offering Periods. The Plan shall be implemented by a series of Offering Periods of three (3) months’ duration, with new Offering Periods commencing on the 1st day of each calendar quarter (or at such other time or times as may be determined by the Board) except for the First Offering Period which shall be three (3) months’ duration commencing on October 1, 2012 and continuing until December 31, 2012. The Plan shall continue for a term of ten (10) years per Section 22 or until terminated earlier in accordance with Section 19 hereof. The Board shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

5.      Participation.

(a)     An eligible Employee may become a participant in the Plan by completing a subscription agreement and any other required documents (“Enrollment Documents”) provided by the Company and submitting them to the Company’s Human Resources Department or the stock brokerage or other financial services firm designated by the Company (“Designated Broker”) prior to the applicable Offering Date, unless a later time for submission of the Enrollment Documents is set by the Board for all eligible Employees with respect to a given Offering Period. The Enrollment Documents and their submission may be electronic, as directed by the Company. The Enrollment Documents shall set forth the percentage of the participant’s Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan. A participant’s payroll deductions shall remain in effect for all future Offering Periods unless changed by the participant.

(b)    Payroll deductions shall commence on the first full payroll following an Offering Date and shall end on the last payroll paid on or prior to the Purchase Date of the Offering Period to which the Enrollment Documents are applicable, unless sooner terminated by the participant as provided in Section 10.

6.      Method of Payment of Contributions.

(a)    A participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than ten percent (10%) (or such greater percentage as the Board may establish from time to time before an Offering Date) of such participant’s Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(b)    A participant may discontinue his or her participation in the Plan as provided in Section 10.

(c)    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased during any Offering Period scheduled to end during the current calendar year to 0%. Payroll deductions shall re-commence at the rate provided in such participant’s Enrollment Documents at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

7.      Grant of Option.

(a)    On each Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Purchase Date a number of Shares of the Company’s Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the applicable Purchase Price; provided however that the maximum number of Shares an Employee may purchase during each Offering Period shall be 1,000 Shares (subject to any adjustment pursuant to Section 18 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12.

(b)    The fair market value of the Company’s Common Stock on a given date (the “Fair Market Value”) shall be determined by the Board in its discretion based on the closing sales price of the Common Stock on the New York Stock Exchange for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date).

8.      Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on the Purchase Date of an Offering Period, and the maximum number of Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. Fractional Shares shall be issued, as necessary. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.

9.      Delivery. As promptly as practicable after a Purchase Date, the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant’s name with the Designated Broker. Any payroll deductions accumulated in a participant’s account that are not applied toward the purchase of Shares on a Purchase Date due to limitations imposed by the Plan shall be returned to the participant.

10.    Voluntary Withdrawal; Termination of Employment.

(a)    A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to a Purchase Date by submitting a completed “Notice of Withdrawal” form to the Company’s Human Resources Department or electronically completing the required documentation provided by the Company through the Designated Broker, as directed by the Company’s Human Resources Department. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

(b)    Upon termination of the participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, whether voluntary or involuntary, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

(c)    In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

(d)    A participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan that may hereafter be adopted by the Company.

11.    Interest. No interest shall accrue on the Contributions of a participant in the Plan.

12.    Stock.

(a)    Subject to adjustment as provided in Section 18, the maximum number of Shares that shall be made available for sale under the Plan shall be 500,000 Shares. If the Board determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (1) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (2) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue the Plan as then in effect, or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate the Plan pursuant to Section 19 below. The Company may make a pro rata allocation of the Shares available on an Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

(b)    The participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

(c)    Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

13.    Administration. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

14.    Designation of Beneficiary.

(a)    A participant may designate a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations under this Section 14(a) shall be made as directed by the Human Resources Department of the Company, which may require electronic submission of the required documentation with the Designated Broker.

(b)    Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by submission of the required notice, which required notice may be electronic. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.    Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16.    Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17.    Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be provided to participating Employees by the Company or the Designated Broker at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

18.    Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)    Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan that has not yet been exercised, the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), the maximum number of Shares of Common Stock that may be purchased by a participant in an Offering Period, the number of Shares of Common Stock set forth in Section 12(a)(i) above, and the price per Share of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

(b)    Corporate Transactions. In the event the stockholders of the Company approve a plan of complete dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 18); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company’s being consolidated with or merged into any other corporation.

19.    Amendment or Termination.

(a)    The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b)    Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

20.    Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.    Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.    Term of Plan; Effective Date. The Plan shall become effective upon approval by the Company’s stockholders, which approval must be within twelve (12) months after the date the Plan is adopted by the Board. No option to purchase Shares of the Company’s Common Stock hereunder will be granted unless and until the Plan has been approved by the Company’s stockholders. The Plan shall continue in effect for a term of ten (10) years from the effective date unless sooner terminated under Section 19.

23.    Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

24.    Notice of Disposition of Shares. Each participant shall notify the Company in writing if the participant disposes of any of the Shares purchased on the Purchase Date of any Offering Period if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased and the Shares are not held by the Designated Broker. The Company may place a legend on any certificate representing Shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the Shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

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PROXY

FLOTEK INDUSTRIES, INC.

2012 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT THE FLOTEK CORPORATE OFFICE

2930 W. SAM HOUSTON PARKWAY N, SUITE 300, HOUSTON, TEXAS 77043

ON FRIDAY, MAY 18, 2012 AT 2:00 P.M. LOCAL TIME

THE UNDERSIGNED STOCKHOLDER OF FLOTEK INDUSTRIES, INC. (the “Company”) HEREBY APPOINTS John W. Chisholm, President and CEO of the Company, or failing this person, Casey Doherty, Corporate Secretary of the Company, or in the place of the foregoing,                     , (print the name), as proxyholder for and on his behalf, with full power of substitution, to attend, act and vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on Friday, May 18, 2012, and at every adjournment thereof, to the same extent and with the same powers as if the undersigned were present at the Meeting, or any adjournment thereof. The shareholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the undersigned as specified herein.

(Continued and to be signed on the reverse side.)

¢	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

FLOTEK INDUSTRIES, INC.

May 18, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.flotekind.com/proxymaterials.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 20630300000000000000 0	051812

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

PROPOSAL 1: Election of the six directors to serve until next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier resignation or removal.

NOMINEES:
☐ FOR ALL NOMINEES	¡ John W. Chisholm ¡ L. Melvin Cooper
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Kenneth T. Hern ¡ L.V. “Bud” McGuire ¡ John S. Reiland
☐ FOR ALL EXCEPT (See instructions below)	¡ Richard O. Wilson

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
PROPOSAL 2:	Approval of the Flotek Industries, Inc. 2012 Employee Stock Purchase Plan.	☐	☐	☐

PROPOSAL 3:	Ratification of the selection of HEIN & ASSOCIATES LLP as the Company’s auditors for the year ending December 31, 2012.	☐	☐	☐

*Note* Such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby votes shares that each of the undersigned is entitled to vote at the 2012 Annual Meeting of Stockholders of Flotek Industries, Inc. as follows. All prior proxies are hereby revoked.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢	¢

ANNUAL MEETING OF STOCKHOLDERS OF

FLOTEK INDUSTRIES, INC.

May 18, 2012

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.flotekind.com/proxymaterials.

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢ 20630300000000000000 0	051812

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

PROPOSAL 1: Election of the six directors to serve until next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier resignation or removal.

NOMINEES:
☐ FOR ALL NOMINEES	¡ John W. Chisholm ¡ L. Melvin Cooper
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Kenneth T. Hern ¡ L.V. “Bud” McGuire ¡ John S. Reiland
☐ FOR ALL EXCEPT (See instructions below)	¡ Richard O. Wilson

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
PROPOSAL 2:	Approval of the Flotek Industries, Inc. 2012 Employee Stock Purchase Plan.	☐	☐	☐

PROPOSAL 3:	Ratification of the selection of HEIN & ASSOCIATES LLP as the Company’s auditors for the year ending December 31, 2012.	☐	☐	☐

*Note* Such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby votes shares that each of the undersigned is entitled to vote at the 2012 Annual Meeting of Stockholders of Flotek Industries, Inc. as follows. All prior proxies are hereby revoked.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢	¢